                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) April 29, 1996

                           HIGHWOODS PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

                    MARYLAND                                001-13100                             56-1871668
 (State or other jurisdiction of incorporation)     (Commission File Number)                   (I.R.S. Employer
                                                                                            Identification Number)

         3100 SMOKETREE COURT, SUITE 700                                                             27604
                   RALEIGH, NC                                                                    (Zip Code)
     (address of principal executive office)

       Registrant's telephone number, including area code: (919) 872-4924

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.


                                                                                                                          PAGE
ACQUIRED PROPERTIES
CROCKER REALTY TRUST, INC.
Financial Statements
  Independent Auditors' Report.........................................................................................      4
  Independent Auditors' Report.........................................................................................      5
  Independent Auditors' Report.........................................................................................      6
  Independent Auditors' Report.........................................................................................      7
  Consolidated Balance Sheet of the Crocker Realty Trust, Inc. as of December 31, 1995 and Combined Balance Sheet of
     the Predecessor Entities as of December 31, 1994..................................................................      8
  Consolidated Statement of Operations of the Crocker Realty Trust, Inc. for the year ended December 31, 1995 and
     Combined Statements of Operations of the Predecessor Entities for the year ended December 31, 1994, and the period from November 17, 1993 (Inception for AP Southeast Portfolio Partners, L.P.) to December 31, 1993 and the period
     from October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993.........................     10
  Consolidated Statement of Stockholders' Equity of the Crocker Realty Trust, Inc. for the year ended December 31, 1995 and Combined Statements of Owners' Equity of the Predecessor Entities for the year ended December 31, 1994, and the period from November 17, 1993 (Inception for AP Southeast Portfolio Partners, L.P.) to December 31, 1993 and
     the period from October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993..............     11
  Consolidated Statement of Cash Flows of the Crocker Realty Trust, Inc. for the year ended December 31, 1995 and
     Combined Statements of Cash Flows of the Predecessor Entities for the year ended December 31, 1994, and the period from November 17, 1993 (Inception for AP Southeast Portfolio Partners, L.P.) to December 31, 1993 and the period
     from October 28, 1993 (Inception for AP Fontaine III Partners, L.P.) to December 31, 1993.........................     12
  Notes to Consolidated and Combined Financial Statements..............................................................     15
  Consolidated Balance Sheets of the Crocker Realty Trust, Inc. as of March 31, 1996...................................     30
  Consolidated Statements of Operations of the Crocker Realty Trust, Inc. for the three months ended March 31, 1996 and
     1995..............................................................................................................     32
  Consolidated Statements of Cash Flows of the Crocker Realty Trust, Inc. for the three months ended March 31, 1996 and
     1995..............................................................................................................     33
  Notes to Consolidated Financial Statements...........................................................................     35

CRT ACQUIRED PROPERTIES
Certain Properties Owned by Towermarc Corporation
  Independent Auditors' Report.........................................................................................     40
  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1995................     41
  Notes to Historical Summary of Gross Income and Direct Operating Expenses............................................     42
Sabal Corporation and Subsidiaries
  Independent Auditors' Report.........................................................................................     43
  Historical Summary of Consolidated Gross Revenue and Direct Operating Expenses for the period from January 1, 1995
     through December 29, 1995.........................................................................................     44
  Notes to Historical Summary of Consolidated Gross Revenue and Direct Operating Expenses..............................     45

CROCKER REALTY INVESTORS, INC.
  Independent Auditors' Report.........................................................................................     48
  Balance Sheets as of December 31, 1994 and 1993......................................................................     49
  Statements of Operations for the years ended December 31, 1994 and 1993..............................................     51
  Statements of Stockholders' Equity for the years ended December 31, 1994 and 1993....................................     52
  Statements of Cash Flows for the years ended December 31, 1994 and 1993..............................................     53
  Notes to Financial Statements........................................................................................     55

                                                                                                                          PAGE
CROCKER & SONS, INC.
  Independent Auditors' Report.........................................................................................     64
  Balance Sheet as of December 31, 1994................................................................................     65
  Statement of Operations for the year ended December 31, 1994.........................................................     66
  Statement of Stockholders' Equity (Deficit) for the year ended December 31, 1994.....................................     67
  Statement of Cash Flows for the year ended December 31, 1994.........................................................     68
  Notes to Financial Statements........................................................................................     69


     (b) Pro Forma Financial Information


                                                                                                                          PAGE
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
Pro Forma Condensed Combining Balance Sheet (unaudited) as of March 31, 1996...........................................     74
Notes to Pro Forma Condensed Combining Balance Sheet...................................................................     75
Pro Forma Condensed Combining Statement of Operations (unaudited) for the three months ended March 31, 1996............     76
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................     77
Pro Forma Condensed Combining Statement of Operations (unaudited) for the year ended December 31, 1995.................     79
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................     80

     (c) Exhibits

         2.1(1) Stock Purchase Agreement among AP CRTI Holdings, L.P., AEW
                Partners, L.P., Thomas J. Crocker, Barbara F. Crocker, Richard
                S. Ackerman and Robert E. Onisko and Highwoods Properties, Inc. and Cedar Acquisition Corporation, dated as of April 29, 1996. (Incorporated by reference to Exhibit A of Schedule 13D of Highwoods Properties, Inc., dated April 29, 1996.)

         2.2(1) Agreement and Plan of Merger by and among Highwoods Properties,
                Inc., Crocker Realty Trust, Inc. and Cedar Acquisition Corporation, dated as of April 29, 1996. (Incorporated by reference to Exhibit B of Schedule 13D of Highwoods Properties, Inc., dated April 29, 1996.)

        10.1(1) Amended and Restated Commitment Letter between NationsBank,
                N.A. and Highwoods/Forsyth Limited Partnership, dated as of May 7, 1996. (Incorporated by reference to Exhibit C of
                Schedule 13D of Highwoods Properties, Inc., dated
                April 29, 1996.)

        23.1    Consent of KPMG Peat Marwick LLP

        23.2    Consent of Deloitte & Touche LLP

        23.3    Consent of Price Waterhouse LLP

        23.4    Consent of Coopers & Lybrand L.L.P.

        23.5    Consent of Ernst & Young LLP

- - -------------------
(1) Previously filed.

KPMG Peat Marwick LLP

   110 East Broward Boulevard   Telephone 305 524 6000   Telefax 305 462 4836
   Fort Lauderdale, FL 33301




                         INDEPENDENT AUDITORS REPORT

The Board of Directors and Stockholders
Crocker Realty Trust, Inc.:

We have audited the accompanying consolidated balance sheet of Crocker
Realty Trust, Inc. as of December 31, 1995, the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995. In connection with our audit, we also have audited the financial statement schedule as listed in the accompanying index as of and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crocker Realty Trust, Inc. at December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                    (Signature of KPMG Peat Marwick LLP)

Fort Lauderdale, Florida
March 4, 1996

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.

We have audited the accompanying combined balance sheet of Southeast Realty Corp., AP Southeast Portfolio Partners, L.P. and AP Fontaine III Partners, L.P. (the "Predecessor Entities") as of December 31, 1994, and the related combined statements of operations, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a resonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Predecessor Entities as of December 31, 1994, and the combined results of their operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


(Signature of Deloitte & Touche LLP)

Dallas, Texas
February 21, 1995

                    Report of Independent Accountants

To the Partners of AP Southeast Portfolio Partners, LP.

In our opinion, the accompanying statements of income, of partner's capital and of cash flows for the period from inception (November 17, 1993) through December 31, 1993 of AP Southeast Portfolio Partners, L.P. present fairly, in all material respects, the results of its operations and its cash flows for the period from inception (November 17, 1993) through December 31, 1993 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted audit standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of AP Southeast Portfolio Partners, L.P. for any period subsequent to December 31, 1993.


(Signature of Price Waterhouse LLP)

PRICE WATERHOUSE LLP
Dallas, Texas
March 7, 1994

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.:


We have audited the accompanying statements of operations, owners' equity and cash flows for the period from October 28, 1993 (date of inception) to December 31, 1993 of AP Fontaine III Partners, L.P. These financial statements are the responsibility of management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects of operations, owners' equity and cash flows of AP Fontaine
III Partners, L.P. for the period from October 28, 1993 (date of inception) to December 31, 1993, in conformity with generally accepted accounting principles.

(Signature of Deloitte & Touche LLP)

Dallas, Texas
February 10, 1995

                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

                  Consolidated Balance Sheet of the Company and
               Combined Balance Sheet of the Predecessor Entities
                      (in thousands, except for share data)




                                                                                                        Predecessor
                                                                                 The Company             Entities
                                 Assets                                         December 31,           December 31,
                                                                                    1995                   1994

Investment in real estate (note 3):
     Rental properties, net of accumulated depreciation of $11,590 and
        $5,279 at December 31, 1995 and 1994, respectively
                                                                                  $  279,407                203,265
     Land held for investment                                                         11,159                   -

Other assets:
     Cash and cash equivalents (note 11)                                               5,719                    132
     Restricted cash (note 11)                                                         9,007                 10,318
     Rents and expense reimbursements  receivable, net of allowance for doubtful accounts of $141 at December 31, 1995 (note 11)
                                                                                         969                    818
     Accounts receivable from managed properties                                         219                   -
     Deferred straight-line rents receivable                                           3,148                  1,902
     Deferred acquisition and offering costs (note 12)                                 2,156                    556
     Deferred loan costs, net of accumulated  amortization of $1,312 and $750 at
        December 31, 1995 and 1994, respectively (note 4)
                                                                                       3,821                  4,114
     Deferred leasing costs, net of accumulated  amortization of $1,025 and $354 at December 31, 1995 and 1994, respectively
                                                                                       2,689                  1,911
     Prepaid expenses and other assets                                                   666                    195
     Furniture,  fixtures and equipment, net of accumulated depreciation
        of $60 at December 31, 1995                                                      451                   -
     Management  contracts,  net of accumulated  amortization of $105 at
        December 31, 1995 (note 9)                                                     1,324                   -
     Goodwill,  net of accumulated  amortization of $165 at December 31,
        1995 (note 9)                                                                  3,941                   -
                                                                                   ---------                -------

               Total assets                                                       $  324,676                223,211
                                                                                     =======                =======



                                                                     (Continue)

                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

                  Consolidated Balance Sheet of the Company and
         Combined Balance Sheet of the Predecessor Entities (Continued)
                      (in thousands, except for share data)



                                                                                                        Predecessor
                                                                                 The Company             Entities
            Liabilities and Stockholders' and Owners' Equity                    December 31,           December 31,
                                                                                    1995                   1994

Liabilities:
     Notes payable (note 4)                                                       $  181,873                160,000
     Accounts payable and accrued expenses                                             2,121                  1,702
     Accrued interest expense (note 4)                                                   361                  1,111
     Accrued real estate taxes                                                           254                    264
     Accrued acquisition and offering costs (notes 9 and 12)                           1,805                   -
     Due to affiliates (notes 5, 6, and 7)                                              -                       487
     Rents paid in advance                                                               679                  1,001
     Tenant security deposits                                                          1,369                    757
     Deferred straight-line rents payable                                                156                   -
     Other liabilities, net (notes 4 and 10)                                           1,919                   -
                                                                                   ---------                ----

               Total liabilities                                                     190,537                165,322
                                                                                     -------                -------

Stockholders' equity (notes 1,6, and 7):
     Preferred stock, $.01 par value.  Authorized and unissued
        10,000,000 shares                                                               -                      -
     Common stock, $.01 par value.  Authorized 50,000,000 shares;
        issued and outstanding 23,362,492 shares and 12,528,859 shares at December 31, 1995 and 1994, respectively
                                                                                         234                    125
     Additional paid-in capital                                                      132,721                 57,759
     Retained earnings                                                                 1,184                   -
                                                                                    ________                 ______
               Total stockholders' equity                                            134,139                 57,884
                                                                                     -------               --------

Owners' equity (note 1)                                                                 -                         5
                                                                                     -------           ------------


Commitments and contingencies (notes 3, 4, 6, 7, 9, 10, 11 and 12)

               Total liabilities and stockholders' and owners' equity
                                                                                  $  324,676                223,211
                                                                                     =======                =======


See accompanying notes to consolidated and combined financial statements.

                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

             Consolidated Statement of Operations of the Company and
          Combined Statements of Operations of the Predecessor Entities
                    (in thousands, except per share amounts)


                                                      The Company                      Predecessor Entities
                                                     ---------------  --------------------------------------------------------
                                                                                                 AP Southeast   AP Fontaine
                                                                                                  Portfolio    III Partners,
                                                                                                Partners, L.P.     L.P.
                                                                                                 Period From    Period From
                                                                                                 November 17,   October 28,
                                                                                                     1993          1993
                                                       Year Ended       Year Ended              (Inception) to (Inception) to
                                                      December 31,     December 31,   Combined   December 31,  December 31,
                                                          1995             1994         1993         1993          1993
                                                          ----             ----         ----         ----          ----

Revenue (note 3):
     Rental income and tenant reimbursements        $      42,489          37,047       3,813        3,809            4
     Management fees - building, development
        and construction                                      618            -           -            -             -
     Leasing commissions                                      152            -           -            -             -
                                                     ------------          ------       -----        -----        -----

                                                           43,259          37,047       3,813        3,809            4
                                                      -----------          ------       -----        -----          ---

Expenses:
     Rental property operating expenses                     8,632           5,601         611          603            8
     Real estate taxes and insurance                        3,680           3,343         359          353            6
     Management fees (note 5)                               1,289           2,122         219          219          -
     Amortization of deferred leasing costs                   682             349           7            7          -
     Depreciation and amortization of property
        and equipment (note 3)                              6,414           4,761         518          512            6
     Amortization of goodwill and management
        contracts (note 9)                                    270            -           -            -             -
     General and administrative expenses
        (note 6)                                            2,813             505         135          135          -
                                                     --------------      --------      ------       ------       ------

                                                           23,780          16,681       1,849        1,829           20
                                                       ----------          ------       -----        -----           --

           Operating income (loss)                         19,479          20,366       1,964        1,980          (16)
                                                       ----------          ------       -----        -----           --

Other income (expense):
     Interest and other income                                883             318         155          155          -
     Gain from sale of land (note 9)                          124            -           -            -             -
     Interest expense (note 4)                            (16,212)        (14,001)     (1,563)      (1,563)         -
                                                      -----------          ------       -----        -----      -------

           Total other income (expense)                   (15,205)        (13,683)     (1,408)      (1,408)         -
                                                      -----------          ------       -----        -----      -------

Income (loss) before extraordinary loss                     4,274           6,683         556          572          (16)

Extraordinary loss on early extinguishment of
     debt (note 4)                                           (429)           -           -            -             -
                                                     -------------        -------       -----        -----      -------

           Net income (loss)                        $       3,845           6,683         556          572          (16)
                                                      ===========         =======      ======          ===           ==

Earnings per common share:
     Income before extraordinary loss               $        0.31           N/A         N/A          N/A            N/A
     Extraordinary loss                                     (0.03)          N/A         N/A          N/A            N/A
                                                     ------------
     Net income                                     $        0.28           N/A         N/A          N/A            N/A
                                                     ============




Weighted average number of shares outstanding          13,537,976          N/A          N/A          N/A            N/A
                                                       ==========

See accompanying notes to consolidated and combined financial statements.

                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

        Consolidated Statement of Stockholders' Equity of The Company and Combined Statements of Owners' Equity of the Predecessor Entities
                    (in thousands, except for shares issued)


                                                        The Company                                Predecessor Entities
                                                     Stockholders' Equity                            Owners' Equity
                                     --------------------------------------------------   ------------------------------------------
                                           Common Stock      Additional                      AP Southeast     AP Fontaine
                                     ----------------------
                                        Shares               Paid-In    Retained             Portfolio      III Partners,
                                        Issued       Amount  Capital    Earnings  Total    Partners, L.P.       L.P.        Combined
                                        ------       ------  -------    --------  -----    --------------       ----        --------

October 28, 1993 (Inception)                -    $    -         -         -          -          -                -             -
November 17, 1993 (Inception)               -         -         -         -          -         5,000             -            5,000
     Contributions                          -         -         -         -          -        49,489            2,261        51,750
     Net income                             -         -         -         -          -           572              (16)          556
                                       ---------      ----    ------     -----     ------   --------           ------      --------

December 31, 1993                           -         -         -         -          -        55,061            2,245        57,306
                                                                                              ======            =====
     Contributions                          -         -         -         -          -                                          400
     Distributions                          -         -         -         -          -                                       (6,500)
     Net income                             -         -         -         -          -                                        6,683
     Issuance of common  stock (note
        1)                            12,528,859       125    57,759      -        57,884                                   (57,884)
                                      ----------       ---    ------     -----     ------                                    ------

December 31, 1994                     12,528,859       125    57,759      -        57,884                                         5
     Contributions (note 1)                 -         -        1,769      -         1,769                                         -
     Distributions (note 1)                 -         -         -       (2,661)    (2,661)                                        -
     Net income                             -         -         -        3,845      3,845                                         -
     Issuances of common stock
        (notes 1 and 9)               10,833,633       109    73,193      -        73,302                                        (5)
                                      ----------       ---  --------     -----     ------                                  --------

December 31, 1995                     23,362,492  $    234   132,721     1,184    134,139                                         -
                                      ==========       ===   =======     =====    =======                                       ===

See accompanying notes to consolidated and combined financial statements.

                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

             Consolidated Statement of Cash Flows of the Company and
          Combined Statements of Cash Flows of the Predecessor Entities
                    (in thousands, except for shares issued)


                                                     The Company                       Predecessor Entities
                                                   -----------------  --------------------------------------------------------

                                                                                                 AP Southeast   AP Fontaine
                                                                                                  Portfolio    III Partners,
                                                                                                Partners, L.P.     L.P.
                                                                                                 Period From    Period From
                                                                                                 November 17,   October 28,
                                                                                                     1993          1993
                                                      Year Ended        Year Ended              (Inception) to(Inception) to
                                                     December 31,      December 31,   Combined   December 31,  December 31,
                                                         1995              1994         1993         1993          1993
                                                         ----              ----         ----         ----          ----

Cash flows from operating activities:
     Net income (loss)                            $      3,845             6,683         556           572           (16)
     Adjustments to reconcile net income (loss)
        to net cash provided by operating
        activities:
           Depreciation and amortization of
               property and equipment                    6,414             4,761         518           512             6
           Amortization of loan costs                      737               667          84            84            -
           Amortization of deferred leasing
               costs                                       682               349           7             7            -
           Amortization of organization costs                4                 3        -             -               -
           Amortization of goodwill and
               management contracts                        270              -           -             -               -
           Bad debt expense                                141               150        -             -               -
           Loss on early extinguishment of debt
                                                           429              -           -             -               -
           Gain on sale of land                           (124)             -           -             -               -
           (Increase) decrease in operating
               assets:
               Deferred straight-line rents
                  receivable                            (1,257)           (1,558)       (344)         (344)           -
               Rents and other receivables                 (68)             (462)       (455)         (452)           (3)
               Prepaid expenses and other assets          (277)              162        (344)         (338)           (6)
           Increase (decrease) in operating liabilities:
                  Accounts payable and accrued
                     expenses                           (1,397)              192       1,440         1,433             7
                  Accrued interest expense              (1,104)             (386)      1,497         1,497            -
                  Accrued real estate taxes               (506)             (592)        805           793            12
                  Rents paid in advance                   (419)              765         236           236            -
                  Tenant security deposits                 245                96         661           661            -
                  Deferred straight-line rents
                     payable                               156              -           -             -               -
                                                        ------            ------       -----         -----            -

                    Total adjustments                    3,926             4,147       4,105         4,089            16
                                                         -----           -------       -----         -----            --

                    Net cash provided by
                         operating activities            7,771            10,830       4,661         4,661            -
                                                         -----            ------       -----         -----            -

                                                                                                            (continued)


                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

             Consolidated Statement of Cash Flows of the Company and Combined Statements of Cash Flows of the Predecessor Entities, Continued
                    (in thousands, except for shares issued)


                                                     The Company                       Predecessor Entities
                                                    ---------------   --------------------------------------------------------

                                                                                                  AP Southeast  AP Fontaine
                                                                                                   Portfolio   III Partners,
                                                                                                 Partners, L.P.     L.P.
                                                                                                  Period From   Period From
                                                                                                  November 17,  October 28,
                                                                                                      1993          1993
                                                      Year Ended        Year Ended               (Inception) to(Inception) to
                                                     December 31,      December 31,    Combined   December 31,  December 31,
                                                         1995              1994          1993         1993          1993
                                                         ----              ----          ----         ----          ----

Cash flows from investing activities:
     Net proceeds from sale of land                $     2,065               -            -            -              -
     Acquisition of rental properties and land         (42,550)              -        (202,559)    (200,298)        (2,261)
     Payments for building and tenant
        improvements                                    (4,574)            (4,777)      (1,208)      (1,208)          -
     Payment of deferred leasing costs                  (1,473)            (1,790)        (476)        (476)          -
     Payments for furniture, fixtures and
        equipment                                         (426)              -            -            -              -
     Payment of deferred acquisition costs                (997)              -            -            -              -
     Cash received from acquisitions                       896               -            -            -              -
                                                      --------              -----       ------       ------          --

                    Net cash used in investing
                         activities                    (47,059)            (6,567)    (204,243)    (201,982)        (2,261)
                                                        ------              -----      -------      -------          -----
Cash flows from financing activities:
     Proceeds from issuances of common stock            66,883               -            -            -              -
     Net (increase) decrease in restricted cash          1,829              1,092       (6,410)      (6,410)          -
     Borrowings under notes payable                        482               -         160,000      160,000           -
     Capital contributions                               1,282                400       51,750       49,489          2,261
     Repayment of note payable                         (20,000)              -            -            -              -
     Dividends and Distributions                        (2,661)            (6,500)        -            -              -
     Payment of offering and deferred offering
        costs                                           (2,940)              -            -            -              -
     Payment of financing costs                           -                   (65)      (4,801)      (4,801)          -
     Payment of organization costs                        -                  -             (15)         (15)          -
                                                        ------              -----    ---------     --------          --

               Net cash provided by (used in)
                  financing activities                  44,875             (5,073)     200,524      198,263          2,261
                                                        ------              -----      -------      -------          -----

               Net increase (decrease) in cash
                  and cash equivalents                   5,587               (810)         942          942           -

Cash and cash equivalents at beginning of period           132                942         -            -              -
                                                      --------           --------       ------       ------          --

Cash and cash equivalents at end of period         $     5,719                132          942          942           -
                                                       =======            =======     ========    =========          ==

Supplemental    disclosures    of    cash    flow
information:
     Interest paid                                 $    16,580             13,702         -            -              -
                                                        ======             ======       ======       ======          ==

                                                                                                            (continued)


                  CROCKER REALTY TRUST, INC. (The Company) and
     CROCKER REALTY TRUST, INC. PREDECESSOR ENTITIES ( Predecessor Entities)

             Consolidated Statement of Cash Flows of the Company and Combined Statements of Cash Flows of the Predecessor Entities, Continued


Supplemental disclosure of noncash investing and financing activities:

     During the six months ended June 30, 1995, the Company received a capital contribution of the amount due to the Apollo Real Estate Investment Fund, L.P. ("Apollo Fund") at December 31, 1994 ($487,000) and recorded it as additional paid in capital.

     During the six months ended June 30, 1995, the Company exchanged 62,500 shares of common stock for the shares of common stock of Options Corp. held by the Apollo Fund, 1,110 shares of common stock for the outstanding shares of common stock of Operating Corp. held by an affiliate of the Apollo Fund, and 31 shares of common stock for the outstanding shares of common stock of Fontaine Operating Corp. held by an affiliate of the Apollo Fund. In addition, the Company issued 35,000 shares of common stock to Victor Capital Group for its financial advisory services related to the merger transactions.

     On June 30, 1995, the Company issued 637,500 shares of common stock for all of the outstanding common stock of CSI and CRMSI. In connection with the acquisition, the Company succeeded to the interests in the assets of CSI and CRMSI with a fair value of approximately $6.1 million and to the liabilities of CSI and CRMSI of approximately $904,000.

     On July 1, 1995, the Company issued 1,020,000 shares of common stock for all of the outstanding common stock of CRI. In connection with the acquisition, the Company succeeded to the interests of CRI in a portfolio of three office properties with a fair value of approximately $48.1 million and to all of the remaining assets of CRI with a fair value of approximately $2.4 million and to the liabilities of CRI with a fair value of approximately $45.4 million.

     Details of the assets acquired, liabilities assumed, and common stock issued in connection with acquisitions are as follows (in thousands):

                                                                                        Acquisition
                                                             CRMSI            CRI        of Sabal
                                                             Merger          Merger     Properties     Combined

     Rental properties                               $         -            (48,130)     (29,736)      (77,866)
     Land held for investment                                  -               -         (13,085)      (13,085)
     Restricted cash                                           -               (518)        -             (518)
     Rents and expense reimbursements receivable               -                (99)          (6)         (105)
     Accounts receivable from managed properties               (875)           -            -             (875)
     Deferred loan costs                                       -               (713)         (12)         (725)
     Prepaid expenses and other assets                           (9)           (188)        -             (197)
     Furniture, fixtures and equipment                          (87)           -            -              (87)
     Management contracts                                    (1,429)           -            -           (1,429)
     Goodwill                                                (3,702)           -            -           (3,702)
     Mortgage notes payable                                    -             41,383            8        41,391
     Accounts payable and accrued expenses                      904             818          281         2,003
     Accrued interest expense                                  -                354         -              354
     Accrued real estate taxes                                 -                496         -              496
     Rents paid in advance                                     -                 97         -               97
     Tenant security deposits                                  -                367         -              367
     Other liabilities                                         -              1,924         -            1,924
     Common stock                                                 6              10         -               16
     Additional paid-in capital                               5,195           5,092         -           10,287
                                                              -----         -------       ------        ------

     Net cash provided by (used in) acquisitions     $            3             893      (42,550)      (41,654)
                                                           ========        ========       ======        ======

See accompanying notes to consolidated and combined financial statements.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements


(1)      Organization and Formation Transactions

         Crocker Realty Trust, Inc. (the "Company") was incorporated under the Maryland General Corporation Law on September 21, 1994 under the name of Southeast Realty Corp. On June 30, 1995, the Company changed its name to Crocker Realty Trust, Inc. The Company was formed to succeed to the interests of Apollo Real Estate Investment Fund, L.P. (the "Apollo Fund") and its affiliates in AP Southeast Portfolio Partners, L.P. ("AP Southeast Partnership") and AP Fontaine III Partners, L.P. ("Fontaine Partnership"), (collectively, the "Predecessor Entities"), which collectively include a portfolio of 47 office properties.

         The Company intends to qualify as a real estate investment trust ("REIT") for Federal income tax purposes.

         On December 31, 1994, the Apollo Fund transferred to the Company its 99% limited partnership interests in (i) AP Southeast Partnership, (ii) AP-GP Southeast Portfolio Partners, L.P. ("AP Southeast GP"), which holds a 1% general partnership interest in AP Southeast Partnership,
         (iii) Fontaine Partnership, and (iv) AP-GP Fontaine III Partners, L.P. ("Fontaine GP"), which holds a 1% general partnership interest in Fontaine Partnership (collectively, the "Limited Partnerships") in exchange for 12,528,759 shares of common stock of the Company.

         The Company is the sole limited partner of AP Southeast GP and the AP Southeast Partnership. On June 27, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Southeast Portfolio Operating Corporation ("Operating Corp."), the general partner of AP Southeast GP, Operating Corp. merged with and into a wholly-owned subsidiary of the Company, Southeast Realty GP Corp. ("GP Corp."), a Delaware corporation. As a result of such merger, GP Corp. is the sole general partner of, and holds a 1% general partnership interest in AP Southeast GP and the outstanding shares of common stock of Operating Corp. held by an affiliate of the Apollo Fund were exchanged for 1,110 shares of common stock of the Company. AP Southeast GP is a Delaware limited partnership and the sole general partner of the AP Southeast Partnership. The AP Southeast Partnership is a Delaware limited partnership. All of the assets of each of these entities are owned by each such entity and each such entity is a separate entity with its own separate creditors which will be entitled to be satisfied out of its assets prior to any value therein becoming available to its equity holders.

         The Company is the sole limited partner of Fontaine GP and the Fontaine Partnership. On April 13, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Fontaine III Operating Corporation ("Fontaine III Operating Corp."), the general partner of Fontaine GP, Fontaine III Operating Corp., merged with and into a wholly-owned subsidiary of the Company, Southeast Fontaine GP Corp. ("SF-GP Corp."), a Delaware corporation. As a result of such merger, SF-GP Corp. is the sole general partner of, and holds a 1% general partnership interest in Fontaine GP and the outstanding shares of common stock of Fontaine Operating Corp. held by an affiliate of the Apollo Fund were exchanged for 31 shares of common stock of the Company. Fontaine GP is a Delaware limited partnership and the sole general partner of the Fontaine Partnership.
         The Fontaine Partnership is a Delaware limited partnership.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         On March 29, 1995, pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Company and Options Corp., whose sole assets are the land options referred to above, Southeast Options Operating Corporation ("Options Corp.") merged with and into Southeast Realty Options Corp., a wholly-owned subsidiary of the Company, and the shares of capital stock of Options Corp. held by the Apollo Fund were exchanged for 62,500 shares of common stock of the Company.

         The Company has accounted for all of the foregoing acquisitions of the Predecessor Entities at historical cost in a manner similar to that in a pooling of interests accounting due to the above entities being under the common control of the Apollo Fund and its affiliates. Accordingly, the Company's consolidated and combined financial statements include the restatement of the above entities' financial position, results of operations and cash flows on a combined basis for the periods of inception during 1993 to December 31, 1994. The consolidated and combined financial information does not contain any material adjustments to conform to the accounting policies used by the Predecessor Entities to that of the Company. All intercompany transactions have been eliminated.

         On June 30, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended (the "CRMSI Merger Agreement") among the Company, SER Management, Inc. ("SER Management"), Crocker Realty Management Services, Inc. ("CRMSI") and Crocker & Sons, Inc. ("CSI"), CRMSI and CSI merged with an into SER Management, a wholly-owned subsidiary of the Company (the "CRMSI Merger"). The outstanding shares of CRMSI and CSI were exchanged for 637,500 shares of the Company's common stock, of which 457,531 shares were issued to the Chairman of the Board and Chief Executive Officer of the Company and his spouse, 149,974 shares were issued to the President and Chief Operating Officer of the Company and 29,995 shares were issued to the Executive Vice President and Chief Financial Officer of the Company.

         As a result of the CRMSI Merger, the Company succeeded to the interests of the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to their respective assets and liabilities.

         On July 1, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended, (the "CRI Merger Agreement"), among the Company, SER Acquisition, Inc. ("SER Acquisition") and Crocker Realty Investors, Inc. ("CRI"), CRI merged with and into SER Acquisition, a wholly-owned subsidiary of the Company (the "CRI
         Merger"). Upon consummation of the CRI Merger; (i) the outstanding shares of common stock of CRI were exchanged for 1,020,000 shares of the Company's common stock, (ii) the 2,340,000 CRI public warrants each entitling the holder thereof to purchase, during the four year period ending January 21, 1998, one share of CRI common stock at $10.00 per share (subject to adjustment), were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the CRI public warrants, and (iii) purchase options held by certain individuals and GKN Securities Corp. (the underwriter of CRI's 1993 initial public offering) to purchase an aggregate of 210,292 shares of CRI common stock at an exercise price of $7.85 per share of CRI common stock and the warrant held by General Electric Capital Corporation (see note 4) to purchase an aggregate of 160,000 shares of CRI common stock at an exercise price of $10.00 per share of CRI common stock were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the instruments pursuant to which such options and warrant were issued. On December 28, 1995, the Company entered into an agreement to pay

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         $360,000 to certain individuals and GKN Securities Corp. for their purchase options and other rights held by GKN Securities Corp. The amount was accrued and charged to additional paid-in capital at December 31, 1995 and was paid in January 1996.

         As a result of the CRI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to all of the assets and liabilities of CRI.

         Pursuant to the Amended and Restated Transfer Agreement, dated as of September 29, 1994, between the Apollo Fund and the Company, as amended ("the Apollo Fund Transfer Agreement"), the Apollo Fund was entitled to receive additional shares of the Company's common stock at a price of $8.00 per share based on the excess Cash Balance (as defined in the Apollo Fund Transfer Agreement), at June 30, 1995. These shares, which totaled 259,261, were issued on December 19, 1995.

         Distributions and contributions of $2.9 million each, previously disclosed for the period from January 1, 1995 through June 30, 1995, were rescinded.

         The following condensed combining schedule of the Predecessor Entities as of and for the year ended December 31, 1994 includes each entity combined (in thousands):

                                                          AP                     Crocker
                                                      Southeast     Fontaine      Realty     Elimination    Predecessor
                                                     Partnership   Partnership    Trust        Entries       Entities

         For the year ended December 31, 1994:
                 Total revenue                     $     36,990         57          -            -             37,047
                 Total expenses                          16,430        251          -            -             16,681
                 Total other income (expense)           (13,685)         2          -            -            (13,683)
                                                        -------     ------        ------       ------        --------
                 Net income (loss)                        6,875       (192)          -           -              6,683
                                                        =======       =====        =====       ======         =======

         As of December 31, 1994:
              Total assets                         $    220,169      2,486        58,445      (57,889)        223,211
                                                        =======      =====        ======       ======         =======

              Total liabilities                    $    164,733         33           556          -           165,322
                                                        =======       ====         =====        =====         =======

         The combined financial statements of the Predecessor Entities have been presented using the historical cost of those Predecessor Entities under the common control of the Apollo Fund and its affiliates in a manner similar to that in a pooling of interests accounting. No material adjustments were required to conform the accounting policies of the entities consolidated.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

(2)      Summary of Significant Accounting Policies

         (a)      Principles of Consolidation

                  Commencing January 1, 1995, the financial statements of the Company are consolidated and include all accounts of the Company, its wholly-owned subsidiaries, and a controlled subsidiary. The equity interests in the controlled subsidiary not owned by the Company are immaterial. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

         (b)      Real Estate Investments

                  Real estate investments are carried at cost, which is not in excess of each property's estimated net realizable value. Cost includes all costs directly related to the acquisition of each property, including legal fees and commissions, and all costs of making improvements to the acquired properties.
                  Depreciation on the building and improvements is computed using the straight-line method over estimated useful lives. Amortization of tenant improvements is computed using the straight-line method over the initial lease terms of the respective leases. Repairs and maintenance are charged to expense as incurred.

         (c)      Offering Costs

                  Offering costs are comprised of legal, accounting, financial advisory, printing, commissions and other costs incurred in connection with the offering of securities on July 1, 1995 and the private placement of common stock on December 28, 1995. These costs totaling $3.9 million were charged to shareholders' equity upon consummation of the offering and private placement, $830,000 of which was accrued at December 31, 1995.

         (d)      Cash and Cash Equivalents and Restricted Cash

                  Cash and Cash Equivalents - Includes cash, time deposits, money market accounts and all highly liquid investments with original maturities of three months or less when purchased.

                  Restricted Cash - Principally is comprised of amounts held directly or indirectly by Bankers Trust Company pursuant to the terms of the AP Southeast Partnership Indenture (see note
                  4). Such amounts include $7.0 million which the Company has deposited as additional security for the senior mortgage, which will be disbursed to the Company for tenant lease-up costs in the event the Company has insufficient cash to cover such costs. Restricted cash also includes amounts escrowed for real estate taxes pursuant to the terms of the GECC mortgage notes payable (see note 4).

         (e)      Deferred Costs

                  Deferred loan costs incurred in connection with financing are amortized using the interest method over the term of the loan. Amortization of deferred loan costs is included in interest expense in the accompanying consolidated and combined financial statements. Deferred leasing costs are comprised primarily of leasing commissions and are amortized on a straight-line basis over the initial term of the respective leases.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         (f)      Goodwill and Management Contracts

                  Goodwill and management contracts related to the acquisition of CSI and CRMSI is being amortized over the anticipated period of benefit, which ranges from five to twenty years, on a straight-line basis. Goodwill related to the costs incurred by the Company in excess of the fair value of the net assets acquired from CRI is being amortized on a straight-line basis over five years.

                  The Company periodically reevaluates the recoverability of its intangible assets as well as their amortization periods to determine whether an adjustment to the carrying value or a revision to the estimated useful lives is appropriate. The primary indicators of recoverability for the Company's intangible assets are the current and forecasted operating cash flows which pertain to a particular management agreement. A management agreement that has a deficit in its cash flow from the management of properties for a full fiscal year, in light of the surrounding economic environment, is viewed by the Company as a situation which could indicate impairment of value. Taking into account the above factors, the Company determines that an impairment loss has been triggered when the future undiscounted cash flows associated with the intangible asset does not exceed its current carrying amount and the amount of the impairment loss to be recorded is the difference between the current carrying amount and the future projected undiscounted cash flows. The Company currently is not experiencing a deficit in cash flows from the management of properties. Based on the Company's policy, management believes that there is no impairment of value related to the intangible assets as of December 31, 1995.

         (g)      Organization Costs

                  Organization costs are amortized using the straight-line method over five years.

         (h)      Revenue Recognition

                  Rental income adjusted for concessions and fixed escalations is recognized for financial reporting purposes on a straight-line basis over the initial term of each lease. Deferred rent on each lease is recognized for the difference between rental income calculated on the straight-line basis and the rental payments actually required under the terms of each lease. Any such amounts deemed uncollectible are reserved in the period such a determination is made. For sales of real estate, profit is recognized in full when the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When the sale does not meet the requirements for recognition of income, profit is deferred until such requirements are met.

         (i)      Earnings Per Share of Common Stock

                  Earnings per share of common stock for the Company for the year ended December 31, 1995 has been computed by dividing income before extraordinary item, the extraordinary item, and net income by the weighted average number of shares of common stock outstanding during the period (see note 1). Common stock equivalents included in the computation represent shares issuable upon assumed exercise of stock options and warrants which would have a dilutive effect. All of the stock warrants and the vast majority of the stock options were antidilutive. The stock options which had a dilutive effect diluted the per share amounts by less than 3% and were not considered in computing the weighted average number of shares outstanding during

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

                  the year ended December 31, 1995. Earnings per share information is not presented for the Predecessor Entities for the year ended December 31, 1994 or the periods of inception during 1993 to December 31, 1993 as the Predecessor Entities were partnerships.

         (j)      Income Taxes

                  The Company intends to qualify as a real estate investment trust "REIT" under the provisions of the Internal Revenue Code for 1995. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. As of December 31, 1995, the Company had not distributed at least 95% of its taxable income to its shareholders. The Company will elect under Internal Revenue Code section 858 to declare a dividend in 1996 and take a dividends paid deduction for it in 1995, in order for the Company to effectively distribute at least 100% of its 1995 taxable income. After this section 858 dividend is paid, the Company's effective distributions will equal or exceed the Company's 1995 taxable income, and therefore no provision for federal income taxes has been made. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

                  The estimated taxable income for the year ended December 31, 1995, is approximately $3.5 million prior to the dividends paid deduction. The difference between net income for financial reporting purposes and taxable income is primarily due to the recognition of rental income on a straight-line basis for financial reporting purposes and differences in depreciable lives of the rental properties and improvements thereto. The differences between the tax basis and the reported amounts of assets and liabilities is approximately $3.0 million and $2.0 million less, respectively, compared to financial reporting amounts.

         (k)      Accounting Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (l)      Reclassifications

                  The 1993 and 1994 financial statements have been reclassified to conform to the current period presentation.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

(3)      Investments in Real Estate

         Components of rental properties as of December 31, 1995 and 1994, are summarized as follows (in thousands):

                                                                                            Estimated
                                                                                             Useful
                                                          1995              1994              Lives
                                                          ----              ----              -----

         Rental property land                     $       54,493           42,375                 -
         Buildings and improvement                       222,417          160,765       10 to 40 years
         Tenant improvements                              13,585            5,404        Life of lease
         Construction in progress                            502             -                    -
                                                      ----------          -------
                                                         290,997          208,544
         Accumulated depreciation                        (11,590)          (5,279)
                                                        --------        ---------
                                                  $      279,407          203,265
                                                         =======          =======

         Forty-six of the Company's 61 rental properties with a net book value of $199.0 million are pledged as security for the Company's $140.0 million mortgage note (see note 4). Three of the rental properties with a net book value of $48.0 million are pledged as security for the Company's two mortgage notes payable held by GECC (see note 4).

         Space in the properties is leased to tenants under month-to-month leases as well as operating leases with initial terms ranging from one to twenty years. Leases provide for base rent plus reimbursement of certain operating expenses.

         Commitments to complete improvements on rental properties as they are occupied total approximately $200,000 at December 31, 1995.

         Future minimum rentals, excluding tenant reimbursements of operating expenses, under noncancelable operating leases as of December 31, 1995 are (in thousands):

         Year ending December 31:
              1996                                          $          42,554
              1997                                                     36,807
              1998                                                     30,180
              1999                                                     22,927
              2000                                                     16,441
              Thereafter                                               32,412
                                                                     --------

                    Total future minimum rentals            $         181,321
                                                                      =======

         As discussed in note 9, the Company acquired approximately 278 acres of undeveloped land and simultaneously sold approximately 48 of such acres for $2.1 million and recognized a gain on the sale of $124,000.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

(4)      Mortgage Notes Payables

         Mortgage notes payable consists of the following (in thousands):

                                                                                               December 31,
                                                                                      -------------------------------
                                                                                           1995            1994
                                                                                           ----            ----

         Mortgage note  payable  to  Kidder  Peabody  Acceptance  Corporation  I
              ("KPAC"),  with  monthly  payments  of  interest at 7.88% with all principal  due  on  January  31,  2001  and  secured  by 46 of the
              Company's  rental  properties  with a net  book  value  of  $199.0 million,  as well as an assignment of rents and other items at the properties
                                                                                    $      140,000       140,000

         Mortgage note payable to General Electric Capital Corporation ("GECC"), as modified, with monthly payments of interest at GECC's Composite
              Commercial  Paper Rate plus 4.25%  (10.08% at December  31,  1995)
              with all  principal  due on April 27, 1999 and secured by three of the  Company's  rental  properties  with a net book value of $48.0 million,  as well as an assignment of rents and other items at the properties.

                                                                                            30,500          -

         Mortgage note  payable to GECC with  monthly  payments  of  interest at
              GECC's  Composite  Commercial  Paper  Rate  plus  4.00%  (9.83% at
              December  31,  1995)  with a maturity  date of April 27,  1999 and secured by the same three rental properties noted above as well as an assignment of rents and other items at the properties
                                                                                            11,365          -

         Unsecured  note payable  with monthly  payments of interest at 11.50%.
              This note was paid in full on December 28, 1995
                                                                                              -           20,000

         Other                                                                                   8          -
                                                                                      ------------       ----
                                                                                    $      181,873       160,000
                                                                                           =======       =======

         Pursuant to an Indenture, dated March 1, 1994 (the "AP Southeast Partnership Indenture"), amount AP Southeast Partnership, Bankers Trust Company of California, N.A. and Bankers Trust Company, AP Southeast Partnership issued a Mortgage Note in the principal amount of $140.0 million (the "Mortgage Note") to Kidder Peabody Acceptance Corporation I ("KPAC"). The Mortgage Note bears interest at the rate of 7.88% per annum and the entire $140.0 million principal balance is due on January 31, 2001. The Mortgage Note is secured by a blanket first mortgage lien on all 46 of the AP Southeast Partnership properties. The Mortgage Note is further secured by (i) a first priority assignment of all present and future lease encumbering portions of the AP Southeast Partnership properties, (ii) a security interest in any personal property owned by AP Southeast Partnership and (iii) a collateral assignment of the right, title and interest of AP Southeast Partnership in and rights to all management agreements relating to the AP Southeast Partnership properties.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         The Mortgage Note is a limited recourse obligation of AP Southeast Partnership as to which, in the event of a default under the Indenture of the Mortgage, recourse may be had only against the specific AP Southeast Partnership properties and other assets that have been pledged as security thereof.

         The Mortgage Note held by KPAC was then deposited into a Real Estate Mortgage Investment Conduit ("REMIC") Trust, whose pass-through certificates were sold to the public. This transaction had no material impact on the financial position of the AP Southeast Partnership.

         The AP Southeast Partnership also had an unsecured junior note financing of $20.0 million which had a fixed rate of interest of 11.5% and was repayable in full on February 15, 2019. The junior note was subordinated to the Mortgage Note, was nonrecourse to the AP Southeast Partnership and contained restrictive covenants regarding repayment and property operations. The junior lender is an affiliate of a limited partner of the Apollo Fund, the principal stockholder of the Company. The junior note was paid off in full on December 28, 1995. An extraordinary loss of $429,000 resulted from this transaction related to the write-off of unamortized deferred loan costs.

         The Company acquired two loans with General Electric Capital Corporation ("GECC") in connection with the Company's acquisition of Crocker Realty Investors, Inc. Both of the loans have floating interest rates based on the GECC Composite Commercial Paper Rate, which was 5.83% at December 31, 1995. The first loan (as amended on April 27,
         1994), which at December 31, 1995 had an outstanding principal balance of $11.4 million and approximately $85,000 available to be drawn upon, bears interest at the rate of 9.83% per annum (at December 31, 1995). The second loan, which had an outstanding principal balance of $30.5 million at December 31, 1995, bears interest at the rate of 10.08% per annum (at December 31, 1995). Both loans require monthly payments of interest. The outstanding principal balance of the first loan is due at maturity on April 27, 1999. The outstanding principal balance of the second loan is payable in an amount equal to 50% of the annual cash flow generated by the One Boca Place property after payment of interest on the loan and tenant improvements and expenses on the One Boca Place property for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal on the second loan is payable at maturity on April 27, 1999.

         An additional interest amount of $115,000 and $1.6 million payable on the first and second GECC loans noted above, respectively, is due upon any prepayment (at GECC's option) or at the respective loan's maturity. These additional interest amounts were included in the Company's calculation of the fair value of debt acquired in the CRI Merger. The difference between the amount calculated as the fair value of debt acquired, including the additional interest amounts, and the outstanding principal balance of the GECC loans at the date of the CRI Merger, $1.9 million, was recorded as Other Liabilities and is reflected as such in the financial statements. This amount is being amortized using the interest method down to the actual amount of additional interest payable of $1.7 million at the maturity date of the loans, April 27, 1999.

         In connection with the second GECC loan noted above, GECC was issued a warrant that, after adjustments, currently entitles it to purchase 173,102 shares of the Company's common stock at an exercise price of $9.24 per share. The warrant contains anti-dilutive provisions which may result in an adjustment to the actual number of shares and exercise price per share each time the Company issues more shares of common stock. Upon any prepayment of the loan or at the loan's maturity (whether by acceleration or otherwise), GECC will, at its option, be entitled to exercise the warrant by making a payment of $1.6 million to the Company.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements


(5)      Transactions With Related Parties

         Direct  acquisition  costs,  which  have been  capitalized  to land and buildings,  include  fees  paid  in  1993  to  Patriot  American  Asset
         Management Corporation ("Patriot American") in the amount of $1,996,000. Patriot American served as the asset manager for the AP Southeast Partnership and Fontaine Partnership portfolios of properties on an ongoing basis and served as property manager on certain of the properties. Management fees for the years ended December 31, 1995 and 1994, and the periods of inception during 1993 to December 31, 1993, include Patriot American asset management fees of $475,000, $1,072,000 and $100,000, respectively. Patriot American also provided asset management services to the general partner of the Apollo Fund for other unrelated investments. Additionally, the controlling investor of Patriot American is also an investor as a limited partner in the general partner of the Apollo Fund. Patriot American's contract was terminated on June 30, 1995.

         At December 31, 1994, the Company owed the Apollo Fund $487,000. During the year ended December 31, 1995, this amount was forgiven by the Apollo Fund and was recorded as additional paid-in capital by the Company.

(6)      Employment Agreements

         The Company has entered into employment agreements, effective as of July 1, 1995, with each of Messrs. Crocker, Ackerman and Onisko. The agreements with Messrs. Crocker and Ackerman have five-year terms; the agreement with Mr. Onisko has a three-year term. Under their respective employment agreements, Mr. Crocker will serve as Chairman of the Board and Chief Executive Officer, Mr. Ackerman will serve as President and Chief Operating Officer and Mr. Onisko will serve as Executive Vice President and Chief Financial Officer. The agreements provide for base annual salaries of $275,000 for Mr. Crocker, $225,000 for Mr. Ackerman and $150,000 for Mr. Onisko and bonuses, if any, in the sole discretion of the Company's Board of Directors. As noted below, the Company has granted non-qualified stock options to purchase 500,000 shares of Common Stock to each of Messrs. Crocker and Ackerman, and non-qualified stock options to purchase 50,000 shares of Common Stock to Mr. Onisko, in each case pursuant to the Company's 1995 Stock Option Plan (see note
         7). These options were granted upon consummation of the CRI Merger and are exercisable at $10.00 per share as follows: (a) with respect to options granted to Messrs. Crocker and Ackerman, (i) for 20% of the shares covered thereby after the first anniversary of the date of grant; (ii) for an additional 20% of the shares covered thereby on each of the second, third and fourth anniversaries; and (iii) for the balance after the fifth anniversary and (b) with respect to options granted to Mr. Onisko, for 33 1/3% of the shares covered thereby on each of the first, second and third anniversaries of the date of grant. All of the options will expire on the tenth anniversary of the date of grant.

(7)      1995 Stock Option Plan

         The Company has adopted the 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting of non-qualified stock options to purchase Common Stock to employees and, as described below, non-employee directors of the Company. The Stock Option Plan will be administered by the Compensation Committee or another committee appointed from time to time by the Company's Board of Directors. The Stock Option Plan will terminate in May 2005, unless sooner terminated by the Company's Board of Directors.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         A maximum of 1,275,000 shares of Common Stock (subject to adjustment under certain circumstances) may be issued under the Stock Option Plan. Under the terms of the Stock Option Plan, no person may be granted options in any calendar year to purchase more than 500,000 shares of Common Stock.

         As of December 31, 1995, options to purchase an aggregate of 1,050,000 shares of Common Stock are outstanding to Messrs. Crocker, Ackerman and Onisko, options to purchase 192,000 shares of Common Stock are outstanding to other officers, and options to purchase an aggregate of 21,000 shares of Common Stock are outstanding to the seven non-employee directors. The exercise price of the options granted to the officers and directors is $10.00 and $8.00 per share, respectively. One-third of the options of the non-employee directors become exercisable on the date of grant and the balance will become exercisable in two equal annual installments, beginning on the first anniversary of the date of grant, and will have a term of ten years.

         The Stock Option Plan provides that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of the grant of the option.


(8)      Estimated Fair Value of Financial Instruments

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instrments" (FAS 107). The estimated fair value amounts have been determined by management of the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

         At December 31, 1995, the carrying amount and the fair value of the Company's financial instruments, as determined under FAS 107, were as follows (in thousands):

                                                    Carrying           Estimated
                                                     Amount           Fair Value

         Senior mortgage financing notes     $     140,000               133,000
         GECC note                           $      30,500 (A)            32,200
         GECC note                           $      11,365 (A)            11,500
         Other                               $           8                     8

            (A) The $1.9 million difference between the amount calculated as the fair value of debt acquired and the outstanding principle balance of the GECC loans at the date of the CRI Merger was recorded as Other Liabilities and is reflected as such in the financial statements. (See note 4)

         The estimated fair value of the notes was based upon current market values for instruments with similar terms.

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

(9)      Acquisitions and Private Placements

         As a result of the July 1, 1995 CRI Merger and the June 30, 1995 CRMSI Merger, the Company succeeded to the interests of Crocker Realty Investors, Inc. ("CRI") in a portfolio of three office properties and to the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to all of the assets and liabilities of the respective entities.

         The CRMSI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets acquired as there was no established market for the Company's common stock prior to the consummation of the CRMSI Merger. The assets acquired in the CRMSI Merger are comprised primarily of building, construction and leasing management agreements and leasing and brokerage operations. Of the total estimated fair value of the assets acquired, approximately $1.4 million is classified as Management Contracts, and approximately $3.7 million is classified as Goodwill. The Company owns 100% of the issued and outstanding non-voting preferred stock and 3% of the issued and outstanding common stock of the leasing company which provides leasing and brokerage services to properties not owned by the Company, CRT Leasing, Inc., a Delaware corporation. CRT Leasing, Inc. has been consolidated into the Company's financial statements. The non-voting preferred stock generally is entitled to dividends equal to 95% of all distributions of CRT Leasing, Inc. The portion of the estimated fair value allocated to Management Contracts is being amortized over a period of 5-10 years and the portion attributable to Goodwill is being amortized over a period of 20 years.

         The  CRI  Merger  was  accounted  for  under  the  purchase  method  of accounting  based  on  the  estimated  fair  value  of the  assets  and liabilities acquired as there was no established market for the Company's common stock prior to the consummation of the CRI Merger. The assets acquired were comprised primarily of three office properties with a combined appraised value of approximately $48.1 million encumbered by approximately $41.4 million of variable interest rate mortgage notes payable.

         On December 28, 1995, the Company sold 8,818,231 shares of Common Stock to AEW Partners, L.P., a pension fund advisor ("AEW"), in a private placement transaction for $64.8 million (approximately $7.35 per share). Additional shares may be issued to AEW in the event certain purchase price adjustments are triggered. Management believes the number of additional shares which may be issued to AEW will not be material to the number of shares originally issued to AEW.

         On December 29, 1995, the Company completed the acquisition of 11 buildings and approximately 278 acres of land within Sabal Park in Tampa, Florida, from Sabal Corporation, a wholly owned subsidiary of Stone and Webster Incorporated. The assets were acquired for an aggregate cash consideration of $42.5 million. In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land acquired from Sabal Corporation to Security Capital Industrial Trust and sold approximately 48 of such acres on December 29, 1995 with the sale of remaining land (consisting of two parcels) contingent upon the resolution or satisfaction of certain conditions.

         On January 12, 1996, the Company sold 1,875,000 shares of the Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company, in a private placement transaction for $15.0 million ($8.00 per share).

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation (see note 12).

         The following unaudited pro forma consolidated results of operations for the years ended December 31, 1995 and 1994 have been prepared assuming the above transactions occurred at the beginning of each such period, after giving effect to certain adjustments, including the amortization of goodwill and management contracts. The following unaudited pro forma consolidated results of operations is not necessarily indicative of results of operations that would have occurred had the transactions been made as of those dates or of results that may occur in the future (dollars in thousands except per share amounts):

                                                                       December 31,
                                                              -----------------------------------
                                                                    1995             1994
                                                                    ----             ----
                                                                         (unaudited)


         Revenue                                                  $     69,128     $     67,083
                                                                  ============     ============
         Net income                                               $      8,074     $      9,348
                                                                 =============    =============
         Net income per common share                              $       0.30     $       0.35
                                                                ==============    =============
         Weighted average number of common shares outstanding       26,925,431       26,925,431
                                                                    ==========       ==========

         Pro forma net income is approximately $1,274,000 lower for the year ended December 31, 1995 compared to the year ended December 31, 1994, even though pro forma revenue (excluding interest and other income) increased during the respective periods by approximately $2,045,000.
         This is primarily due to decreases in sales commission and lease termination fee revenue. A sales commission of $1,157,000 was earned during the year ended December 31, 1994 on the sale of two third-party owned properties. Lease termination fee revenue was approximately
         $291,000 and $575,000 for the years ended December 31, 1995 and 1994.

(10)     Commitments and Contingencies

         Under the terms of the original purchase agreement pursuant to which AP
         Southeast  Partnership  acquired its 46 properties from  NationsBank of
         North  Carolina,  N.A., in November  1993, AP Southeast  Partnership is
         obligated to pay a Deferred  Contingent  Purchase  Price, as defined in the  AP  Southeast  Partnership  purchase  agreement.  This  contingent payment, which will in no event exceed $4.4 million, is due on April 1,
         1998,  if the actual  four-year  cumulative  cash flow for fiscal years
         1994 to 1997 of the AP Southeast  Partnership  properties  (as defined)
         exceeds the projected four-year cash flow (as defined). Based on actual
         results  for  1994  and  1995  and  estimates  of  future   operations,
         management does not believe that any Deferred Contingent Purchase Price will be payable.

         The Company is not currently involved in any material litigation, nor, to its knowledge, is any material litigation currently threatened against it or any of its properties, except for routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.


                                        27

                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         Management believes that any costs associated with environmental risks or compliance with applicable environmental laws or regulations to which the Company may be subject would not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

         A number of federal,  state and local laws exist, such as the Americans with  Disabilities  Act,  which may require  modifications  to existing buildings to improve,  or restrict  certain  renovations,  by requiring access to such buildings by disabled  persons.  Additional  legislation may impose  further  requirements  on owners with  respect to access by disabled  persons.  The  costs  of  compliance  with  such  laws may be
         substantial   and  may  reduce   overall   returns  of  the   Company's
         investments.  The Company  believes that all of its  properties  are in substantial  compliance with laws currently in effect,  and will review its properties,  periodically,  to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

(11)     Concentrations of Credit Risk

         The Company owns office properties located in seven different states in the Southeast United States, including Alabama, Georgia, Florida, North
         Carolina, South Carolina, Tennessee and Virginia. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables.

         As required under the terms of the AP Southeast  Partnership  Indenture
         (see note 4),  certain  receipts  arising  from the  operations  of the encumbered  properties are required to be deposited in lockbox accounts
         maintained   at   NationsBank,   N.A.   These   amounts,   which  total
         approximately  $0.7  million and $0.8  million at December 31, 1995 and
         1994,   respectively,   are  swept  periodically  into  trust  accounts
         maintained  by  the  Indenture   Trustee,   Bankers  Trust  Company  of
         California,  N.A.  ("Trustee").  Funds  held  by the  Trustee  at  both
         December 31, 1995 and 1994 include $7 million  deposited as  additional security  for  the  senior  mortgage  note of  which  $6.5  million  is continually  invested in corporate  commercial paper with a maturity of approximately 30 days and $0.5 million is continually maintained in one of the Trustee's  treasury money funds.  All other funds deposited with the Trustee,  totaling  approximately  $0.6 million and $2.2 million at
         December 31, 1995 and 1994, respectively, are also maintained in one of
         the  Trustee's   treasury  money  funds.  The  carrying  value  of  the
         investments  approximates  fair  market  value  because  of  the  short maturity of the  investments  and the Company  believes  that it is not exposed to any significant risk on such investments. In accordance with the AP Southeast Partnership  Indenture,  certain funds are transferred monthly to the Company to fund operations and capital expenditures.

         The Company places the vast majority of its cash and cash equivalents with First Union National Bank, N.A. ("First Union"). Such amounts are generally held in either noninterest bearing accounts or money market accounts, and the total amount held by First Union at any given time usually substantially exceeds the amounts that would be guaranteed by agencies of the United States Government in the event that First Union defaults.

         The majority of available funds held in the Company's primary operating account at First Union are invested nightly by First Union in reverse purchase agreements. At December 31, 1995, the Company held $5.5 million of such securities under agreements to resell. Generally, the maturity date of the Company's reverse repurchase agreements is the next day of business. Due to the short-term nature of the agreements, the Company does not take possession of the securities, which are instead held at First Union from which it purchases the

                                     28


                           CROCKER REALTY TRUST, INC.

             Notes to Consolidated and Combined Financial Statements

         securities. The carrying value of the agreements approximates fair market value because of the short maturity of the investments and the Company believes that it is not exposed to any significant risk on such investments.

         Concentrations of credit risk with respect to trade receivables are limited because of the large number of geographically diverse customers which make up the Company's customer base, thus spreading the credit risk. The carrying value of trade receivables approximates fair market value because of the short maturity of the receivables and the Company believes that it is not exposed to any significant risk on such receivables.

(12)     Subsequent Events

         On January 12, 1996,  the Company sold  1,875,000  shares of the Common
         Stock to Fortis  Benefits  Insurance  Company and its  affiliate,  Time
         Insurance Company, in a private placement transaction for $15.0 million
         ($8.00 per share).

         On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation. The aggregate consideration for the acquisitions was approximately $81.4 million and was paid as follows: (i) $900,000 in cash; (ii) $67.2 million in the form of assumption of indebtedness; and (iii) 1,687,939 shares of common stock of the Company. Subsequent to the closing, the Company paid down an aggregate of approximately $9.4 million of the debt assumed.

         The Company is currently  developing an office building in Center Point
         Office Park in Columbia, South Carolina. The total cost of the project is expected to be approximately $7.6 million, which includes the purchase of land for approximately $1.2 million and the construction of an approximately 81,000 square foot office building. Pursuant to a contract entered into with the builder, the construction costs are fixed. The entire building has been leased to a single tenant.

         The Company has entered into a contract to acquire eight acres of land in Greenville, South Carolina, for $1.6 million. The Company believes that it can develop 100,000 square feet of rentable space on this land.

                                     29



                           CROCKER REALTY TRUST, INC.

                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except for share data)



ASSETS                                                                March 31,
                                                                        1996
                                                                      ---------
Investment in real estate:
  Rental properties, net of accumulated depreciation of
    $14,200 at March 31, 1996                                           $357,617
  Office building under construction                                       2,137
  Land held for investment                                                16,285

Other assets:
  Cash and cash equivalents                                                6,404
  Restricted cash                                                         11,338
  Rents and expense reimbursements receivable, net of
    allowance for doubtful accounts of $111 at
    March 31, 1996                                                         1,267
  Accounts receivable from managed properties                                290
  Deferred straight-line rents receivable                                  3,461
  Deferred acquisition and offering costs                                    126
  Deferred loan costs, net of accumulated amortization of
    $1,593 at March 31, 1996                                               4,369
  Deferred leasing costs, net of accumulated amortization of
   $1,192 at March 31, 1996                                                3,087
  Prepaid expenses and other assets                                        1,297
  Furniture, fixtures and equipment, net of accumulated
    depreciation of $97 at March 31, 1996                                    625
  Management contracts, net of accumulated amortization
    of $156 at March 31, 1996                                              1,272
  Goodwill, net of accumulated amortization of $248
    at March 31, 1996                                                      3,859
                                                                        --------
 Total assets                                                           $413,434
                                                                        ========

                           CROCKER REALTY TRUST, INC.

                      (in thousands, except for share data)


LIABILITIES AND STOCKHOLDERS' EQUITY                                   March 31,
                                                                         1996
                                                                       ---------
Liabilities:
  Notes payable                                                         $239,502
  Accounts payable and accrued expenses                                    3,627
  Accrued interest expense                                                   518
  Accrued real estate taxes                                                1,519
  Accrued acquisition and offering costs                                     772
  Dividend payable                                                         4,047
  Rents paid in advance                                                    1,160
  Tenant security deposits                                                 1,494
  Deferred straight-line rents payable                                       223
  Other liabilities                                                        1,909
                                                                        --------

      Total liabilities                                                  254,771
                                                                        --------

Stockholders' equity:
  Preferred stock, $.01 par value, Authorized and
    unissued 10,000,000 shares                                              -
  Common stock, $.01 par value, Authorized 50,000,000
    shares; issued and outstanding 26,981,087 shares
    at March 31, 1996                                                        270
  Additional paid-in capita1                                             158,393
  Retained earnings                                                         -
                                                                        --------

      Total stockholders' equity                                         158,663
                                                                        --------

      Total liabilities and stockholders' equity                        $413,434
                                                                        ========

See accompanying notes to consolidated financial statements.

                           CROCKER REALTY TRUST, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share amounts)


                                                                    Three Months   Three Months
                                                                       Ended          Ended
                                                                      March 31,     March 31,
                                                                        1996           1995
                                                                    ------------   ------------
Revenue:
  Rental income and tenant reimbursements                            $    16,970   $     9,161
  Management fees-building, development and
    construction                                                             392      -
  Leasing commissions                                                        198      -
                                                                     -----------   -----------
                                                                          17,560         9,161
                                                                     -----------   -----------

Expenses:
  Rental property operating expenses                                       4,594         1,319
  Real estate taxes andinsurance                                           1,601           821
  Management fees                                                            115           511
  Amortization of deferred leasing costs                                     197           153
  Depreciation and amortization of property and
    equipment                                                              2,663         1,312
  Amortization of goodwill and management contracts                          134      -
  General and administrative expenses                                      1,480           279
  Costs incurred for terminated offering                                     390      -
                                                                     -----------   -----------

                                                                          11,174         4,395
                                                                     -----------   -----------

      Operating income                                                     6,386         4,766
                                                                     -----------   -----------
Other income (expense):
  Interest and other income                                                  300           238
  Interest expense                                                        (5,055)       (3,502)
                                                                     -----------   -----------

      Total other income (expense)                                        (4,755)       (3,264)
                                                                     -----------   -----------

      Net income                                                     $     1,631         1,502
                                                                     ===========   ===========

Net income per share of common stock                                 $       .06   $      0.12
                                                                     ===========   ===========

Weighted average number of shares outstanding                         26,429,113    12,530,942
                                                                     ===========   ===========

See accompanying notes to consolidated financial statements.

                           CROCKER REALTY TRUST, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (in thousands, except for shares issued)

                                                                    Three Months   Three Months
                                                                       Ended          Ended
                                                                      March 31,     March 31,
                                                                        1996           1995
                                                                    ------------   ------------
Cash flows from operating activities:
  Net income                                                             $ 1,631    1,502
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization of property and
        equipment                                                          2,663    1,312
      Amortization of loan costs                                             272      171
      Amortization of deferred leasing costs                                 197      153
      Amortization of organization costs                                       1        1
      Amortization of goodwill and management
        contracts                                                            134     -
      Bad debt expense                                                         2     -
      Stock bonuses                                                          231     -
      (Increase) decrease in operating assets:
        Deferred straight-line rents receivable                             (313)    (320)
        Rents and other receivables                                         (386)     185
        Prepaid expenses and other assets                                   (632)    (190)
      Increase (decrease) in operating liabilities:
          Accounts payable and accrued expenses                              599     (708)
          Accrued interest                                                   (81)    -
          Accrued real estate taxes                                        1,194      449
          Accrued terminated offering costs                                  278     -
          Rents paid in advance                                              482      (63)
          Tenant security deposits                                           125      229
          Deferred straight-line rents payable                                67     -
                                                                         -------   ------
                 Total adjustments                                         4,833    1,219
                                                                         -------   ------

                 Net cash provided by operating
                   activities                                              6,464    2,721
                                                                         -------   ------

Cash flows from investing activities:
  Acquisition of rental properties and land                               (1,724)    -
  Acquisition of land held for investment                                 (1,648)    -
  Office building under construction                                      (1,671)    -
  Payments for building and tenant improvements                             (905)    (681)
  Payment of deferred leasing costs                                         (304)    (396)
  Payments for furniture, fixtures and equipment                             (85)    -
  Refund of deferred acquisition costs, net                                   36     -
                                                                         -------   ------

                 Net cash used in investing activities                    (6,301)   (1,077)
                                                                         -------   ------

                                                                     (Continued)
                                   33

                           CROCKER REALTY TRUST, INC.

                    (In thousands, except for shares issued)

                                                                    Three Months   Three Months
                                                                       Ended          Ended
                                                                      March 31,     March 31,
                                                                        1996           1995
                                                                    ------------   ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock                                 $15,000      -
  Net (increase) decrease in restricted cash                              (2,331)   (1,074)
  Payments under notes payable                                            (9,609)     -
  Dividends paid                                                            (809)     (500)
  Payment of offering costs                                                 (791)     -
  Payment of financing costs                                                (938)     -
                                                                         -------    ------

     Net cash provided by (used in) financing
       activities                                                            522    (1,574)
                                                                         -------    ------

     Net increase in cash and cash equivalents                               685        70

Cash and cash equivalents at beginning of period                           5,719       132
                                                                         -------    ------

Cash and cash equivalents at end of period                               $ 6,404       202
                                                                         =======    ======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Interest paid                                                        $ 4,864     3,333
                                                                         =======    ======


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended March 31, 1995, the Company exchanged 62,500 shares of common stock for the shares of common stock of Options Corp. held by the Apollo Fund.

During the three months ended March 31, 1996, the Company issued 24,000 shares of common stock which are fully-vested and 31,656 shares of common stock which vest 100% in three years to certain officers of the Company.

On January 16, 1996, the Company issued 1,687,939 shares of common stock in connection with the Towermarc acquisition. Details of assets acquired, liabilities assumed and common stock issued in connection with the Towermarc acquisition is as follows:

Rental properties                  $(79,208)
Land held for investment             (3,460)
Deferred acquisition costs            1,713
Mortgage notes payable               67,237
Accrued interest expense                238
Accrued real estate taxes                71
Accrued acquisition costs              (975)
Common stock                             17
Additional paid-in capital           12,643
                                    -------
Net cash used in acquisition         (1,724)
                                    =======

See accompanying notes to consolidated financial statements.

                           CROCKER REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND FORMATION TRANSACTIONS

Crocker Realty Trust, Inc. (the "Company") was incorporated under the Maryland General Corporation Law on September 21, 1994 under the name of Southeast Realty Corp. On June 30, 1995, the Company changed its name to Crocker Realty Trust, Inc. The Company was formed to succeed to the interests of Apollo Real Estate Investment Fund, L.P. (the "Apollo Fund") and its affiliates in AP Southeast Portfolio Partners, L.P. ("AP Southeast Partnership"), AP-GP Southeast Portfolio Partners, L.P., Southeast Portfolio Operating Corporation, AP Fontaine III Partners, L.P., AP-GP Fontaine III Partners, L.P., Fontaine III Operating Corporation and Southeast Options Operating Corporation (collectively, the "Predecessor Entities"), which collectively include a portfolio of 47 office and office/service properties and options to acquire up to five parcels of undeveloped land adjacent to certain of such properties.

The Company accounted for the acquisitions of the interests of the Apollo Fund and its affiliates at historical cost in a manner similar to that in a pooling of interests accounting due to the above entities being under the common control of the Apollo Fund and its affiliates.

On June 30, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended (the "CRMSI Merger Agreement") among the Company, SER Management, Inc. ("SER Management"), Crocker Realty Management Services, Inc. ("CRMSI") and Crocker & Sons, Inc. ("CSI"), CRMSI and CSI merged with and into SER Management, a wholly-owned subsidiary of the Company (the "CRMSI Merger"). The outstanding shares of CRMSI and CSI were exchanged for 637,500 shares of the Company's common stock, of which 457,531 shares were issued to the Chairman of the Board and Chief Executive Officer of the Company and his spouse, 149,974 shares were issued to the President and Chief Operating Officer of the Company and 29,995 shares were issued to the Executive Vice President and Chief Financial Officer of the Company.

As a result of the CRMSI Merger, the Company succeeded to the interests of the property, asset and construction management business and leasing and brokerage business of CRMSI and CSI and to their respective assets and liabilities.

On July 1, 1995, pursuant to an Agreement and Plan of Merger, dated as of September 29, 1994, as amended, (the "CRI Merger Agreement"), among the Company, SER Acquisition, inc. ("SER Acquisition") and Crocker Realty Investors, Inc. ("CRI"), CRI merged with and into SER Acquisition, a wholly-owned subsidiary of the Company (the "CRI Merger"). Upon consummation of the CRI Merger; (i) the outstanding shares of common stock of CRI were exchanged for 1,020,000 shares of the Company's common stock, (ii) the 2,340,000 CRI public warrants each entitling the holder thereof to purchase, during the four year period ending January 21, 1998, one share of CRI common stock at $10.00 per share (subject to adjustment), were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the CRI public warrants, and (iii) purchase options held by certain individuals and GKN Securities Corp. (the Underwriter of CRI's 1993 initial public offering) to purchase an aggregate of 210,292 shares of CRI common stock at an exercise price of $7.85 per share of CRI common stock and the warrant held by General Electric Capital Corporation to purchase an aggregate of 160,000 shares of CRI common stock at an exercise price of $10.00 per share

                           CROCKER REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of CRI common stock were assumed by the Company and entitle the holders thereof to purchase shares of the Company's common stock at the same price and on the same terms and conditions as set forth in the instruments pursuant to which such options and warrant were issued. On December 28, 1995, the Company entered into an agreement to pay $360,000 to certain individuals and GKN Securities Corp. for their purchase options and other rights held by GKN Securities Corp. The amount was accrued and charged to additional paid-in capital at December 31, 1995 and was paid in January 1996.

As a result of the CRI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to all of the assets and liabilities of CRI.

(2)  BASIS OF PRESENTATION

The interim consolidated financial statements included herein have been prepared by the Company without audit. The statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company's financial position as of March 31, 1996 and December 31, 1995, and the results of its operations and cash flows for the three months ended March 31, 1996 and 1995. These consolidated financial statements should be read in conjunction with the 1995 financial statements and notes thereto included in the Company's Form 10-K.

The consolidated results of operations for the three months ending March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

Certain reclassifications have been made to the March 31, 1995 balances in order to conform to the presentation used at March 31, 1996.

(3) INCOME TAXES

The Company qualifies as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

                           CROCKER REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) ACQUISITIONS AND PRIVATE PLACEMENTS

As a result of the July 1, 1995 CRI Merger and the June 30, 1995 CRMSI Merger, the Company succeeded to the interests of CRI in a portfolio of three office properties and to the property, asset and construction management business and leasing and brokerage business of CRSI and CSI and to all of the assets and liabilities of the respective entities.

The CRMSI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets acquired as there was no established market for the Company's common stock prior to the consummation of the CRMSI Merger. The assets acquired in the CRMSI Merger are comprised primarily of building, construction and leasing management agreements and leasing and brokerage operations. Of the total estimated fair value of the assets acquired, approximately $1.4 million was classified as Management Contracts, and approximately $3.7 million was classified as Goodwill. The Company owns 100% of the issued and outstanding non-voting preferred stock and 9.9% of the issued and outstanding common stock of the leasing company, CRT Leasing, Inc., a Delaware corporation, which provides leasing and brokerage services to properties not owned by the Company. CRT Leasing, Inc. has been consolidated into the Company's financial statements. The non-voting preferred stock generally is entitled to dividends equal to 95% of all distributions of CRT Leasing, Inc. The portion of the estimated fair value allocated to Management Contracts is being amortized over a period of 5-10 years and the portion attributable to Goodwill is being amortized over a period of 20 years.

The CRI Merger was accounted for under the purchase method of accounting based on the estimated fair value of the assets and liabilities acquired as there was no established market for the Company's common stock prior to the consummation of the CRI Merger. The assets acquired were comprised primarily of three office properties with a combined appraised value of approximately $48.1 million encumbered by approximately $41.4 million of variable interest rate mortgage notes payable.

On December 28, 1995, the Company sold 8,818,231 shares of Common Stock to AEW Partners, L.P., a pension fund advisor ("AEW"), in a private placement transaction for $64.8 million (approximately $7.35 per share). Additional shares may be issued to AEW in the event certain purchase price adjustments are triggered. Management believes the number of additional shares which may be issued to AEW will not be material in relation to the number of shares originally issued to AEW.

On December 29, 1995, the Company completed the acquisition of 11 buildings and approximately 278 acres of land within Sabal Park in Tampa, Florida, from Sabal Corporation, a wholly-owned subsidiary of Stone and Webster Incorporated. The assets were acquired for an aggregate cash consideration of $42.5 million. In a concurrent transaction, the Company contracted to sell approximately 63 acres of the land acquired from Sabal Corporation to Security Capital Industrial Trust and sold approximately 48 of such acres on December 29, 1995 with the sale of remaining land (consisting of two parcels) contingent upon the resolution or satisfaction of certain conditions.

                           CROCKER REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 12, 1996, the Company sold 1,875,000 shares of the Common Stock to Fortis Benefits Insurance Company and its affiliate, Time Insurance Company, in a private placement transaction for $15.0 million ($8.00 per share).

On January 16, 1996, the Company and certain of its subsidiaries completed the acquisition of (i) nine office buildings located in Memphis, Tennessee, and in Tampa and Jacksonville, Florida, (ii) four parcels of land in Memphis and Tampa and (iii) management contracts for an aggregate of approximately 700,000 square feet of space in Memphis and Tampa, each from affiliates of Towermarc Corporation.

The following unaudited pro forma consolidated results of operations for the three months ended March 31, 1996 and 1995 have been prepared assuming the above transactions occurred at the beginning of each such period, after giving effect to certain adjustments, including depreciation and amortization. The following unaudited pro forma consolidated results of operations is not necessarily indicative of results of operations that would have occurred had the transactions been made as of those dates or of results that may occur in the future (dollars in thousands except per share amounts):

                                                                 March 31,
                                                        ------------------------
                                                           1996           1995
                                                        -----------   ----------
                                                                (unaudited)
Revenue                                                 $    18,091       17,282
                                                         ==========   ==========
Net income                                              $     1,661        2,019
                                                         ==========   ==========
Net income per common share                             $      0.06         0.07
                                                         ==========   ==========
Weighted average number of common shares outstanding     26,981,087   26,981,087
                                                         ==========   ==========
Pro forma net income for the three months ended March 31, 1996 is lower than the respective period in 1995 primarily due to the incurrence of $390,000 of costs for a secondary offering in the first quarter of 1996 which was terminated.

The Company has made other acquisitions during the first quarter of 1996 which are not included in the above pro forma consolidated results of operations as follows:

The Company is currently developing an office building in Center Point Office Park in Columbia, South Carolina. The total cost of the project is expected to be approximately $7.6 million, which includes the January 4, 1996 purchase of land for approximately $1.2 million and the construction of an approximately 81,000 square foot office building. Pursuant to a contract entered into with the builder, the construction costs are fixed. The building is expected to be completed in the fourth quarter of 1996 and is approximately 50% pre-leased.

On March 27, 1996, the Company acquired eight acres of land in Greenville, South Carolina, for 1.6 million. The Company believes that it can develop 100,000 square feet of rentable space on this land.

                           CROCKER REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) COMMITMENTS AND CONTINGENCIES

Under the terms of the original purchase agreement pursuant to which AP Southeast Partnership acquired its 46 properties from NationsBank of North Carolina, N.A., in November 1993, AP Southeast Partnership is obligated to pay a Deferred Contingent Purchase Price, as defined in the AP Southeast Partnership purchase agreement. This contingent payment, which will in no event exceed $4.4 million, is due on April 1, 1998, if the actual four-year cumulative cash flow of the AP Southeast Partnership properties (as defined) exceeds the projected four-year cash flow (as defined). Based on actual results to date and estimates of future operations, management does not believe that any Deferred Contingent Purchase Price will be payable.

The Company is not currently involved in any material litigation, nor, to its knowledge, is any material litigation currently threatened against it or any of its properties, except for routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Management believes that any costs associated with environmental risks or compliance with applicable environmental laws or regulations to which the Company may be subject would not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

A number of federal, state and local laws exist, such as the Americans with Disabilities Act, which may require modifications to existing buildings to improve, or restrict certain renovations, by requiring access to such buildings by disabled persons. Additional legislation may impose further requirements on owners with respect to access by disabled persons. The costs of compliance with such laws may be substantial and may reduce overall returns of the Company's investments. The Company believes that all of its properties are in substantial compliance with laws currently in effect, and will review its properties, periodically, to determine continuing compliance with existing laws and any additional laws that are hereafter promulgated.

(6)    SUBSEQUENT EVENT

On April 29, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Highwoods Properties, Inc ("Highwoods"). As a result of the Merger, the outstanding shares of common stock of the Company will be converted into the right to receive $11.02 per share in cash, subject to certain adjustments. The Merger is conditioned upon, among other things, approval by holders of at least two-thirds of the outstanding Common Stock and the continued qualification of the Company as a real estate investment trust. Holders of approximately 83% of the Common Stock have entered into an agreement with Highwoods pursuant to which such holders have agreed to vote in favor of the Merger.

                     REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Crocker Realty Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") for certain properties owned by Towermarc Corporation (the "Properties") for the year ended December 31, 1995. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and dislosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Crocker Realty Trust, as described in Note 1 and are not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Properties for the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                      (Signature of Ernst & Young LLP)

Boston, Massachusetts
February 26, 1996

                   Historical Summary of Gross Income
                     And Direct Operating Expenses
         For Certain Properties Owned by Towermarc Corporation
                  For the year ended December 31, 1995

Gross Income
   Rental Income                                           $11,510,000
   Other Income                                                208,000
                                                           -----------
                                                            11,718,000
                                                          ------------

Direct Operating Expenses
    Rental Property Operating Expenses                       2,919,000
    Real Estate Taxes and Insurance                          1,632,000
    General and Administrative                                  82,000
                                                           -----------
                                                             4,633,000
                                                           -----------
    Gross Income in excess of Direct Operating Expenses    $ 7,085,000
                                                           ===========

                 Notes to Historical Summary of Gross Income
                      and Direct Operating Expenses

1. Basis of Presentation and Summary of Significant Accounting Policies:

  The accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") relate to the three office buildings and one parcel of land located in Tampa, Florida, one office building located in Jacksonville, Florida and five office buildings and two parcels of land located in Memphis, Tennessee (collectively, the "Properties"), all owned and operated by Towermarc Corporation. The office buildings aggregate approximately 680,000 rentable square feet. On January 16, 1996 Crocker Realty Trust Inc. acquired these properties from Towermarc Corporation and from its subsidiaries and majority owned partnerships.

Basis of Presentation

  The accompanying Historical Summary has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange
Commission for the acquisition of real estate operations for inclusion in the Registration Statement on Form S-11 of the acquirer, Crocker
Realty Trust, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Properties have been excluded. Excluded expenses consist of depreciation and amortization, interest expense and certain professional and administrative costs not directly related to future operations.

Revenue and Expense Recognition

  The accompanying Historical Summary has been prepared on the accrual basis of accounting. In accordance with industry practice the properties may provide certain rent concessions for new tenants. These concessions generally take the form of several months free or reduced rent. Income from operating leases which provide for varying rents over the lease term is recognized on a straight-line basis over the lease term. During the year ended December 31, 1995 a reduction to rental income of approximately $335,000 was recorded to recognize the property's rental income on a straight line basis. Other income includes a $125,000 lease termination payment received by the Properties in 1995.

  The individual leases on these Properties are generally for a term of at least three years and provide for operating expense, a real estate tax escalations and in certain cases for increases in minimum rent. Minimum future rentals under non-cancelable leases in effect at December 31, 1995, with terms greater than one year, under which the Properties is the lessor, are summarized as follows:


                Year
                _____

                1996                $10,943,000
                1997                  9,828,000
                1998                  8,275,000
                1999                  5,821,000
                2000                  3,771,000
                Thereafter            5,638,000
                                    ___________
                                    $44,276,000
                                    ____________

Report of Independent Accountants

To the Board of Directors and Stockholders of Crocker Realty Trust, Inc.

We have audited the accompanying historical summary of consolidated gross revenue and direct operating expenses (the Historical Summary) of Sabal Corporation and subsidiaries (the Company) described in Note 1 to the Historical Summary for the period January 1, 1995 through December 29, 1995. The Historical Summary is the responsibility of the management of Sabal Corporation and subsidiaries. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission pursuant to the transaction as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Company's expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the historical summary of consolidated gross revenue and direct operating expenses described in Note 1 to the Historical Summary of Sabal Corporation and subsidiaries for the period January 1, 1995 through December 29, 1995, in conformity with generally accepted accounting principles.

                        (Signatures of Coopers and Lybrand L.L.P. appears here)

Tampa, Florida
February 21, 1996

Sabal Corporation and Subsidiaries
Historical Summary of Consolidated Gross Revenue and
Direct Operating Expenses
for the period January 1, 1995 through December 29, 1995

Rental income                                           $5,083,481
Other income                                                92,019
                                                        __________
     Total gross revenue                                 5,175,500
                                                        __________
Direct operating expenses:
 Rental property operations                              1,305,633
 Real estate taxes, other taxes and insurance            1,053,899
 HVAC maintenance                                           46,957
 General and administrative                                983,787
                                                        ___________
    Total direct expenses                                3,390,276
                                                        ___________

Gross revenue in excess of direct operating expenses     $1,785,224
                                                         ==========

The accompanying notes are an integral part of this consolidated financial statement.

Sabal Corporation and Subsidiaries
Notes to Historical Summary of Consolidated Gross Revenue and
Direct Operating Expenses

1. Summary of Significant Accounting Policies:

Description of Operations - Sabal Corporation (Sabal) and subsidiaries (the Company) engage in the sale of developed land and the development, leasing and management of office and industrial buildings. The Company is a wholly owned subsidiary of Stone & Webster, Incorporated (Stone
& Webster).

Basis of Presentation - The historical summary of consolidated gross revenue and direct operating expenses for the period January 1, 1995 through December 29, 1995 (the Historical Summary) relateds to the leasing and management of 11 office and industrial buildings, along with the operating and administrative costs of the Company located in Tampa, Florida. The Historical Summary includes the gross revenue and direct operating expenses of the following entities: Sabal Corporation, Queen Palm Corporation, Coconut Palm Corporation, Princess Palm Corporation, King Palm Corporation, Sabal Realty Management Corporation (Sabal Realty), Sabal Park Plaza Corporation, Coconut Center Corporation, park Progressive Corporation, Registry Building Corporation, Tech
Center Corporation, Registry Square Corporation, and Atrium S.C.
Ltd. (See Note 2).

During November 1995, Stone & Webster entered into an agreement to sell substantially all of the operating assets and certain land parcels of the Company to Crocker Realty Trust, Inc. (Crocker). This transaction closed on December 29, 1995. The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and excludes material expenses. The Historical Summary does not include certain historical expenses of Sabal Corporation and subsidiaries such as mortgage interest, depreciation and amortization, management fees, advertising, indirect costs and income taxes. Therefore, the Historical Summary is not representative of the actual operations of the Company for the period presented.

The Historical Summary has been prepared on the accrual basis of accounting. Consequently revenues and gains are recognized when earned and expenses and losses are recognized when incurred.

Rental Revenues - Rental revenues are recorded in accordance with Financial Accounting Standards Board Statement No. 13 , "Accounting for Leases," whereby rental revenue is recognized on a straight-line method by totaling all rents due under the lease, including fixed increases, and dividing by total months of occupancy, including free rent periods.

The Company has entered into tenant leases for terms ranging from one to 15 years. All leases are accounted for as operating leases. The majority of the tenant leases provide for the tenants to share in increases in operating expenses and real estate taxes. Theses charges are included in rental income.

Minimum rents to be received from tenant under operating leases in effect at December 29, 1995 are approximately as follows:

                                           Amount
                                          ________
1996                                    $ 5,112,000
1997                                      3,983,000
1998                                      2,512,000
1999                                      1,560,000
2000                                      1,135,000
Thereafter                                  823,000
                                         __________
                                        $15,125,000
                                        ===========
These amounts will be recognized as discussed under rental revenues in Note 1.

2. Excluded Operations:

The Historical Summary was prepared assuming the Company would be acquired by Crocker as described in Note 1. Provisions of the acquisition agreement between Stone & Webster and Crocker primarily exclude the operations of Sabal and Sabal Realty. The following historical summary of gross revenues and direct operating expenses for Sabal and Sabal Realty is included in the Historical Summary for the period January 1, 1995 through December 29, 1995:


                                                       Sabal Realty
                                        Sabal           Management
                                     Corporation       Corporation      Total
                                     ___________     ______________   ________

Rental income                       $    4,583         $         0      $ 4,583
Other income                            62,247               5,697       67,944
                                       ---------      -------------   ---------

    Total gross revenue                 66,830               5,697       72,527
                                       ---------      -------------   ---------
Direct operating expenses:
   Rental property operations          275,856               3,875      279,731
   Real estate taxes, other
      taxes and insurance              423,678                 200      423,878
   HVAC maintenance                      1,532                   0        1,532
   General and administrative          935,988               6,154      942,142
                                     ----------         -----------  ----------
     Total direct expenses           1,637,054              10,229    1,647,283
                                    -----------         -----------  ----------
 Direct operating expenses in
   excess of gross revenues        $(1,570,224)        $    (4,532) $(1,574,756)
                                   ============        ===========  ===========

During 1988, Sabal, acting as general partner, formed a joint venture with a limited partner to build, own, and operate a 130,000 square foot office building known as the Atrium S.C. building (the Atrium). Sabal owned 50% of the Atrium. For the period January 1, 1995 through August 31, 1995, the Atrium was operated as a joint venture and was accounted for by Sabal on the equity method of accounting. According, Sabal's portion of the net income or loss from the operations of the Atrium was recorded as an adjustment to the investment in the joint venture on Sabal's balance sheet and was not reflected in the revenues and expenses of Sabal.

On September 1, 1995, Sabal acquired the remaining 50% interest in the Atrium by purchasing the limited partner's interest in the joint venture. Historical gross revenue and direct operating expenses related to the Atrium for the period January 1, 1995 through August 31, 1995 were as follows:


Rental income                                            $  1,324,147
Other income                                                   10,277
                                                          ------------
  Total gross revenue                                       1,334,424
                                                          ------------
Direct operating expenses:
  Rental property operations                                  387,289
  Real estate taxes, other taxes and insurance                137,110
  HVAC maintenance                                                  0
  General and administrative                                    2,852
                                                          ------------
   Total direct expenses                                      527,251
                                                          ------------
Gross revenue in excess of direct operating expenses     $    807,173
                                                         =============

The historical gross revenues and direct operating expenses related to Atrium for the period September 1, 1995 through December 29, 1995 are reflected in the Historical Summary for the period January 1, 1995 through December 29, 1995.

3. Related Party Transactions:

Sabal provided management services for the individual companies for the period January 1, 1995 through December 29, 1995. The associated management fees remitted to Sabal varied with each company and were either a predetermined annual fee or 4% of rental income. Intercompany management fees of approximately $221,000 are excluded from the Historical Summary.

                          Independent Auditors' Report






The Board of Directors and Stockholders
Crocker Realty Investors, Inc.:


We have audited the financial statements of Crocker Realty Investors, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crocker Realty Investors, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       /s/ KPMG PEAT MARWICK LLP


Fort Lauderdale, Florida
February 3, 1995

                         CROCKER REALTY INVESTORS, INC.

                                 Balance Sheets

                           December 31, 1994 and 1993



Assets                                                                                     1994              1993
- - ------                                                                                     ----              ----

Investment in real estate:
     Rental  properties,  net of  accumulated  depreciation  of  $1,336,366  and
        $140,188 at December 31, 1994 and 1993, respectively (notes
        3, 4 and 5)                                                                 $      46,390,687       15,796,247

Other assets:
     Cash                                                                                     653,623           24,579
     Rents and expense reimbursements receivable, net of allowance for doubtful accounts of $10,240 at December 31, 1994 (notes 3 and
        4)                                                                                    213,472           35,394
     Deferred straight-line rents receivable (note 3)                                         328,923           74,185
     Deposits, preacquisition and deferred merger costs (notes 3, 5 and
        9)                                                                                    321,204          604,000
     Deferred loan costs, net of accumulated amortization of $161,992 and $16,324 at December 31, 1994 and 1993, respectively (note 4)
                                                                                              804,508          355,621
     Deferred leasing  costs,  net of  accumulated  amortization  of $38,678 and
        $2,887 at December 31, 1994 and 1993, respectively (notes 3
        and 5)                                                                                539,247           59,498
     Prepaid expenses                                                                         194,510           49,498
     Organization costs, net of accumulated amortization of $23,000 and
        $19,020 at December 31, 1994 and 1993, respectively
                                                                                               34,500           46,000
     Other assets                                                                             167,054           56,260
                                                                                         ------------    -------------

               Total assets                                                         $      49,647,728       17,101,282
                                                                                           ==========       ==========


                         CROCKER REALTY INVESTORS, INC.





                  Liabilities and Stockholders' Equity                                     1994              1993
                  ------------------------------------                                     ----              ----

Liabilities:
     Mortgage notes payable (note 4)                                                $      39,845,438        7,911,062
     Accounts payable and accrued expenses                                                    388,321          131,628
     Accrued interest expense (note 4)                                                        327,034             -
     Accrued deferred merger costs                                                            204,334             -
     Due to affiliates (note 5)                                                               339,326          140,268
     Rents paid in advance                                                                     43,984           50,536
     Deferred straight-line rent payable (note 3)                                             146,000             -
     Tenant security deposits                                                                 384,935          149,754
     Other liabilities (note 4)                                                               238,678            4,477
                                                                                         ------------   --------------

               Total liabilities                                                           41,918,050        8,387,725
                                                                                           ----------      -----------

Stockholders' equity (notes 2, 4, 6, 7 and 9):
     Common stock, $.001 par value.  Authorized 10,000,000 shares;
        issued and outstanding 1,020,000 shares at December 31, 1994
        and 1993                                                                                1,020            1,020
     Additional paid-in capital                                                             8,909,735        8,909,735
     Accumulated deficit                                                                   (1,181,077)        (197,198)
                                                                                          -----------     ------------

               Total stockholders' equity                                                   7,729,678        8,713,557
                                                                                          -----------      -----------

Commitments and contingencies (notes 3, 4, 5, 6, 7 and 9)


               Total liabilities and stockholders' equity                           $      49,647,728       17,101,282
                                                                                           ==========       ==========


See accompanying notes to financial statements.
                              50

                         CROCKER REALTY INVESTORS, INC.

                            Statements of Operations

                 For the years ended December 31, 1994 and 1993



                                                                            1994            1993
                                                                            ----            ----

Revenue (note 3):
     Rental income                                                   $      4,471,361         597,673
     Common area maintenance reimbursement                                  2,613,357         256,541
     Lease termination fee                                                    100,000            -
                                                                           ----------        -----

                                                                            7,184,718         854,214

Expenses:
     Rental property operating expenses                                     2,229,056         351,279
     Real estate taxes                                                        706,583          86,924
     Property management fees to related party (note 5)
                                                                              345,610          36,374
     Amortization of deferred leasing costs (note 5)
                                                                               38,802           2,887
     Depreciation and amortization of rental property
        (note 3)                                                            1,247,744         140,188
     General and administrative expenses (notes 5 and 6)
                                                                              639,430         432,431
     Loss on tenant defaults                                                   38,374            -

                                                                            5,245,599       1,050,083

                   Operating income (loss)                                  1,939,119        (195,869)
                                                                            ---------      ----------

Other income (expense):
     Interest and other income                                                 36,093         142,505
     Interest and amortization and accretion of loan
        costs (note 4)                                                     (2,959,091)       (143,834)
                                                                            ---------      ----------

                   Total other income (expense)                            (2,922,998)         (1,329)
                                                                            ---------    ------------

                   Net loss                                          $       (983,879)       (197,198)
                                                                           ==========      ==========

Net loss per share of common stock                                   $        (0.96)          (0.21)
                                                                       ============    ============

Weighted average number of shares outstanding                               1,020,000         946,027
                                                                            =========      ==========



See accompanying notes to financial statements.

                         CROCKER REALTY INVESTORS, INC.

                       Statements of Stockholders' Equity

                 For the Years Ended December 31, 1994 and 1993


                                                                                             Additional                   Total
                                                                       Common Stock           Paid-in    Accumulated   Stockholders'
                                                                   Shares         Amount      Capital      Deficit        Equity


Balance at December 31, 1992                                      20,000       $      20        199,980           -         200,000

Issuance of common stock and common stock purchase  warrants
     at January 28, 1993 (note 2)                              1,000,000           1,000      8,705,655           -       8,706,655

Issuance of common stock purchase warrants at
     January 28, 1993 pursuant to employment
     agreements (note 6)                                            -                -            4,000           -           4,000

Issuance  of  common  stock  purchase   options  at
     January 28, 1993 (note 2)                                      -                -              100           -             100

Net loss                                                            -                -             -          (197,198)    (197,198)
                                                                --------           -----       --------        -------   ----------

Balance at December 31, 1993                                   1,020,000           1,020      8,909,735       (197,198)   8,713,557

Net loss                                                            -                -             -          (983,879)    (983,879)
                                                                --------           -----       --------     ----------   ----------

Balance at December 31, 1994                                   1,020,000        $  1,020      8,909,735     (1,181,077)   7,729,678
                                                               =========           =====      =========      =========    =========


See accompanying notes to financial statements.

                         CROCKER REALTY INVESTORS, INC.

                            Statements of Cash Flows

                 For the years ended December 31, 1994 and 1993



                                                                                        1994              1993
                                                                                        ----              ----

Cash flows from operating activities:
     Net loss                                                                    $       (983,879)       (197,198)
     Adjustments to reconcile net loss to net cash provided by (used in)
        operating activities:
           Depreciation and amortization of rental properties                           1,247,744         140,188
           Amortization and accretion of loan costs                                       390,869          16,324
           Amortization of deferred leasing costs                                          38,802           2,887
           Amortization of organization costs                                              11,500          19,020
           Bad debt expense                                                                14,535            -
           Loss on tenant defaults                                                         38,374            -
           (Increase) decrease in operating assets:
               Deferred straight-line rents receivable                                   (261,216)        (74,185)
               Rents and expense reimbursements receivables                              (189,059)        (35,394)
               Deferred leasing costs                                                    (524,920)        (62,385)
               Prepaid expenses and other assets                                         (255,806)       (105,758)
           Increase (decrease) in operating liabilities:
               Accounts payable and accrued expenses                                       96,993         (58,196)
               Accrued interest expense                                                   327,034            -
               Accrued deferred merger costs                                              204,334            -
               Rents paid in advance                                                      (33,060)        (60,231)
               Tenant security deposits                                                   (21,944)         24,888
               Deferred straight-line rent payable                                        146,000            -
               Due to affiliates, net                                                     222,038            -
                                                                                     ------------       ------

                  Total adjustments                                                     1,452,218        (192,842)
                                                                                      -----------    ------------

                  Net cash provided by (used in) operating activities                     468,339        (390,040)
                                                                                     ------------     -----------

Cash flows from investing activities:
     Acquisition of rental properties                                                 (29,735,895)    (15,085,967)
     Payments for building and tenant improvements                                     (1,615,017)       (420,534)
     Purchase of securities held for sale                                                    -         (5,085,546)
     Proceeds from sales of securities held for sale                                         -          5,085,546
     Payment of deposits, pre-acquisition and deferred merger costs
                                                                                       (1,217,204)       (604,000)
     Refund of deposits                                                                 1,500,000            -

                   Net cash used in investing activities                              (31,068,116)    (16,110,501)
                                                                                       ----------      ----------



                         CROCKER REALTY INVESTORS, INC.



                                                                                        1994              1993
                                                                                        ----              ----


Cash flows from financing activities:
     Proceeds from issuance of common stock, warrants and options, net of
        $1,127,428 deducted for underwriting costs                               $            -           9,106,672
     Proceeds from borrowing under mortgage notes payable                               31,934,376        7,911,062
     Offering costs                                                                           -            (262,477)
     Loan fees                                                                            (605,555)        (371,945)
     Due to affiliates, net                                                               (100,000)          84,043
                                                                                      ------------    -------------

                  Net cash provided by financing activities                             31,228,821       16,467,355
                                                                                        ----------       ----------

Net increase (decrease) in cash                                                            629,044          (33,186)

     Cash at beginning of period                                                            24,579           57,765
                                                                                     -------------    -------------

     Cash at end of period                                                       $         653,623           24,579
                                                                                      ============    =============

Supplemental  disclosures of cash flow information:
  Cash paid during the period for:
        Interest                                                                 $       2,241,188          123,033
                                                                                       ===========     ============


Supplemental disclosure of noncash investing and financing activities:

     The Company acquired certain rental properties in April 1994, October 1993 and June 1993. Assets and liabilities assumed in conjunction with these acquisitions were as follows:

                                                                                          1994              1993
                                                                                          ----              ----


        Land                                                                      $       4,800,000         3,154,604
        Building and improvements                                                        25,379,228        12,361,297
        Accounts payable and accrued expenses                                              (159,700)         (194,301)
        Rents paid in advance                                                               (26,508)         (110,767)
        Security deposits                                                                  (257,125)         (124,866)
                                                                                       ------------      ------------

                  Net cash used in acquisition of real estate                     $      29,735,895        15,085,967
                                                                                         ==========        ==========


See accompanying notes to financial statements.

                       CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

                           December 31, 1994 and 1993



(1)      Summary of Significant Accounting Policies

         (a)    Organization

                Crocker Realty Investors, Inc. ("CRI") was formed as a Delaware corporation on September 30, 1992 with the intent of qualifying as a real estate investment trust ("REIT") for Federal income tax purposes. On December 31, 1992, Crocker Acquisition Company, Inc. ("CAC"), a Florida corporation, was incorporated by the two 50% shareholders of CRI. CAC had an authorized capital stock consisting of 10,000,000 shares of common stock with a par value of $.001 per share. At the formation of CAC, each of the 50% shareholders of CRI received one share of the common stock of CAC. On December 31, 1992, CRI was merged into CAC with each of the 50% shareholders of CRI receiving 9,999 shares of CAC common stock in exchange for each of their 10,000 shares of CRI common stock, at which time CRI ceased to exist. Simultaneously with the merger, CAC changed its name to Crocker Realty Investors, Inc. (the "Company"). The Company was organized to acquire equity interests in office buildings, retail facilities or mixed-use facilities located in the continental United States, primarily in South Florida. The Company currently owns and operates three rental properties located in Boca Raton, Florida. The Company had no significant financial operations in 1992.

         (b)    Rental Property

                Rental properties are carried at cost, which is not in excess of each property's estimated net realizable value. Cost includes all costs directly related to the acquisition of each property, including legal fees and commissions, and all costs of making improvements to the acquired properties. Depreciation on the building and improvements is computed using the straight-line method over estimated useful lives. Amortization of tenant improvements is computed using the straight-line method over the initial lease terms of the respective leases. Repairs and maintenance are charged to expense as incurred.

         (c)    Offering Costs

                Offering costs are comprised of legal, accounting, printing, discounts, commissions and other costs incurred in connection with the offering of securities. These costs totaling $1,523,345 were charged to shareholders' equity upon consummation of the offering on January 28, 1993.

         (d)    Deferred Costs

                Deferred loan costs incurred in connection with financing are amortized using the interest method over the term of the loan. Deferred leasing costs are comprised primarily of leasing commissions and are amortized on a straight-line basis over the initial term of the respective leases.

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         (e)    Organizational Costs

                Organization costs are amortized using the straight-line method over five years.

         (f) Revenue Recognition

                Rental income adjusted for concessions and fixed escalations is recognized for financial reporting purposes on a straight-line basis over the initial term of each lease. Deferred rent on each lease is recognized for the difference between rental income calculated on the straight-line basis and the rental payments actually required under the terms of each lease. Any such amounts deemed uncollectible are reserved in the period such a determination is made.

         (g)    Net Loss Per Share of Common Stock

                Net loss per share of common stock is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Stock option and warrants had no effect on the calculation as their effect is antidilutive.

         (h)    Income Taxes

                The Company qualifies as a real estate investment trust "REIT" under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 95% of its taxable income to its shareholders to maintain this qualification and not be subject to federal income taxes for the portion of taxable income distributed. The Company did not have taxable income during 1994 or 1993. To maintain REIT qualification, the Company must also satisfy tests concerning the nature of its assets and income and meet certain recordkeeping requirements.

                The estimated tax loss for the year ended December 31, 1994 is approximately $1.8 million and was $310,000 for the year ended December 31, 1993. The difference between net loss for financial reporting purposes and tax loss is primarily due to the recognition of rental income on a straight-line basis for financial reporting purposes and differences in depreciable lives of the rental properties and improvements thereto. The differences between the tax basis and the reported amounts of assets and liabilities is immaterial.

         (i)    Reclassifications

                The 1993 financial statements have been reclassified to conform to the current period presentation.

(2)      Public Offering

         The Company sold through a public offering, which was consummated on January 28, 1993, 1,000,000 shares of Common Stock at an offering price of $10 per share and 2,300,000 Warrants at a price of $.10 per Warrant. Until the completion of the offering, the shares of the Common Stock and the Warrants could only be purchased together on the basis of one share of Common Stock and two Warrants (except for the Underwriter's option to purchase

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         up to 150,000 shares of Common Stock and/or 300,000 Warrants, solely for the purpose of covering over allotments). The Underwriter exercised only its option to purchase 300,000 Warrants. Each Warrant entitles the holder to purchase, during the four-year period commencing one year after the date of the offering, one share of Common Stock at $10.00 per share. Each Warrant can be exercised only if a registration statement covering the shares of Common Stock issuable upon exercise of the Warrant is current at the time of exercise and such shares of Common Stock have been registered or are qualified under Federal and state law or there is an exemption from such registration or qualification requirements. The Underwriter received an underwriting discount equal to $716,100 and it also received (1) an expense allowance on a non-accountable basis equal to $306,900, (2) reimbursement for bona fide due diligence expenses of $51,150, (3) options (at the aggregate purchase price of $100) to purchase 100,000 shares of Common Stock at an initial exercise price of $16.50 per share, subject to adjustment to prevent dilution, for the four-year period commencing one year from the date of the offering, (4) reimbursement of certain advertising and mailing costs of $28,003, and (5) reimbursement of other costs equal to $25,375. The Underwriter will also receive in certain circumstances a Warrant solicitation fee equal to 5% of the exercise price for each Warrant exercised.

(3)      Rental Property

         In 1994 and 1993, the Company purchased office buildings and associated land located in Boca Raton, Florida, as follows:


                                                                                                   Crocker Financial
                                                       One Boca Place          Crocker Square            Plaza
                                                   ------------------------ --------------------- ---------------------

         Date acquired                                 April 27, 1994         October 14, 1993       June 28, 1993

         Land                                          $    4,800,000               2,184,604              970,000
         Building and improvements                         25,379,228               8,600,000            3,761,297
                                                           ----------             -----------            ---------
                                                        $  30,179,228              10,784,604            4,731,297
                                                           ==========              ==========            =========

         Components of rental properties are summarized as follows:


                                                                           December 31,                 Estimated
                                                                ------------------------------------
                                                                       1994             1993          Useful Lives
                                                                       ----             ----          ------------

                      Land                                     $       7,954,604         3,154,604         -
                      Buildings                                       35,852,213        11,652,119      40 years
                      Parking lots                                       430,000           430,000      15 years
                      Building improvements                              368,971            10,363      10 years
                      Tenant improvements                              3,082,909           475,539    Life of lease
                      Equipment                                            4,702              -          3 years
                      Construction in progress                            33,654           213,810         -
                                                                   -------------      ------------

                                                                      47,727,053        15,936,435
                      Accumulated depreciation                        (1,336,366)         (140,188)
                                                                     -----------      ------------

                                                               $      46,390,687        15,796,247
                                                                      ==========        ==========

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         All rental properties are pledged as security for the Company's mortgage notes payable (See note 4).

         Space in the properties are leased to tenants under month-to-month leases as well as operating leases with initial terms ranging from two to twenty years. Leases provide for base rent plus reimbursement of certain operating expenses.

         Commitments to complete improvements on rental properties as they are occupied totals approximately $364,000 at December 31, 1994.

         Future minimum rentals, excluding tenant reimbursements of operating expenses, under noncancelable operating leases as of December 31, 1994 are:

                      Year ending December 31:
                           1995                                   $   5,355,000
                           1996                                       4,539,000
                           1997                                       3,377,000
                           1998                                       3,115,000
                           1999                                       2,340,000
                           Thereafter                                 3,967,000
                                                                    -----------

                                     Total future minimum
                                         rentals                  $  22,693,000
                                                                     ==========

(4)      Mortgage Notes Payable

         Mortgage notes payable consists of the following:

                                                                                             December 31,
                                                                                   -----------------------------------
                                                                                         1994             1993
                                                                                         ----             ----
          Mortgage  note  payable  to  General  Electric   Capital   Corporation
              ("GECC"), as modified, with monthly payments of interest at GECC's
              Composite  Commercial  Paper Rate plus  4.00%  (9.34% and 7.19% at
              December 31, 1994 and 1993,  respectively)  with all principal due on April 27, 1999 and secured by all three of the Company's rental properties  as well as an  assignment  of rents and other items at the properties

                                                                                 $      9,345,438        7,911,062

          Mortgage note  payable to GECC with  monthly  payments  of interest at
              GECC's  Composite  Commercial  Paper  Rate  plus  4.25%  (9.59% at
              December  31,  1994)  with a maturity  date of April 27,  1999 and secured by all three of the Company's rental properties as well as an assignment of rents and other items at the properties
                                                                                       30,500,000             -

                                                                                 $     39,845,438        7,911,062
                                                                                       ==========        =========


                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         On October 13, 1993, the Company entered into a $10,302,000 credit facility with GECC. This facility was modified on April 27, 1994, which, among other changes, included an increase in the credit facility to $11,564,500. $9,345,438 has been advanced as of December 31, 1994 and was used to finance the acquisition of the Crocker Square property acquired as described in note 3, and to fund certain renovations and tenant improvements to Crocker Square and Crocker Financial Plaza, as well as to fund $242,763 in loan closing costs, and set up a $258,925 escrow for real estate taxes. The remaining undisbursed funds will be advanced for specified purposes including payment for certain additional renovations, tenant improvements, leasing costs, and the payment of a $114,500 additional interest amount which is due upon any prepayment of the loan, or at the loan's maturity date (whether by acceleration or otherwise). The $114,500 held back will only be funded in the event of a default by the Company. The additional interest amount is being accrued using the interest method over the life of the loan and is included in other liabilities on the balance sheet.

         The mortgage note payable may be prepaid in whole, but not in part, without penalty, at any time after April 27, 1995. Prior to that date, a prepayment fee equal to 5% of the outstanding principal balance will be charged in addition to the additional interest amount.

         On April 27, 1994, the Company purchased the One Boca Place property as described in note 3. The Company financed the entire purchase price with a $32.1 million loan from GECC. $30.5 million was received at closing and $1.6 million has been held back by GECC to fund the $1.6 million additional interest amount which is due upon prepayment of the loan, or at the loan's maturity date (whether by acceleration or otherwise). The $1.6 million held back will only be funded in the event of a default by the Company. The additional interest amount is being accrued using the interest method over the life of the loan and is included in other liabilities in the balance sheet. In addition to financing the acquisition, the $30.5 million received was used to fund $489,787 of the $554,787 in loan closing costs, and set up a $259,084 escrow for real estate taxes. The proceeds of the loan were also used to repay the $1.1 million outstanding principal amount due under a loan made by Crocker & Sons, Inc., an affiliate of Thomas J. Crocker, in connection with deposits made on the purchase price of the property. The outstanding principal balance of the loan is payable in an amount equal to 50% of the annual cash flow generated by the property after payment of interest on the loan, and tenant improvements and expenses at the property, for each calendar year subsequent to 1995. This payment is limited to a maximum amount of $750,000 per year. All remaining unpaid principal is payable at maturity on April 27, 1999.

         The mortgage note payable may be prepaid in whole or in part, without penalty, with a requirement that an initial prepayment be not less than $12 million. Upon an initial prepayment, the additional interest amount may be accelerated at GECC's sole option.

         In connection with the $32.1 million loan, the Company issued to GECC a warrant to purchase 160,000 shares of the common stock of the Company at an exercise price of $10.00 per share, subject to adjustment (the "Warrant"). Upon any prepayment of the loan, or at the loan's maturity (whether by acceleration or otherwise), GECC will, at its option, be entitled to exercise the Warrant by waiving the Company's obligation to pay the $1.6 million additional interest amount. If the issuance of the 160,000 shares would cause GECC to own in excess of 9.8% of the outstanding common stock of the Company, the Company would then issue only a number of shares equal to 9.8% of the outstanding common stock of the Company (giving effect to such issuance), and pay to GECC an amount equal to the current market price

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         of the Company's common stock, as defined, multiplied by an amount equal to the excess of 160,000 shares over the actual number of shares issued.

(5)      Related Party Transactions

         On January 21, 1993, the Company entered into a one year property management agreement with Crocker Realty Management Services, Inc. ("CRMS"), an affiliate of Thomas J. Crocker, Chairman and a stockholder of the Company. CRMS also acts as exclusive leasing agent and construction manager. CRMS is paid 5% of aggregate gross revenue for each year for its property management services; 6% of aggregate fixed annual rental of each lease procured by CRMS for the first five years of a lease term and 4% for the next five years for each new lease and lesser amounts for renewals; and 8% of tenant improvement and other construction costs incurred by the Company for construction management services. In addition, CRMS will be reimbursed for all out-of-pocket expenses paid to third parties in connection with the rendition of services and all salaries and other expenses of on-site personnel and the allocable portion of salaries, other compensation and overhead of personnel employed by the manager who perform any portion of services contemplated under the agreement. CRMS is responsible for any co-broker leasing commissions. The agreement is automatically extended for successive one year periods unless terminated by either party upon written notice at least 90 days prior to the expiration date. In management's opinion, these fees are at rates not less favorable to the Company than that available from unaffiliated third parties.

         The Company has also retained affiliates of Thomas J. Crocker to provide administrative support services necessary for the day-to-day operations of the Company. The Company reimburses such affiliates for:
         (a) the actual cost to the affiliates for goods, materials and services used for and by the Company obtained from unaffiliated parties, (b) administrative services necessary to the operation of the Company, including secretarial, bookkeeping, data processing and other office services, and (c) the services of certain personnel utilized by the Company directly involved in the organization and business of the Company, including persons who may be employees or officers of the affiliates but not executive officers of the Company. The Company's offices have been provided free of charge by Crocker & Sons, Inc., an affiliate of Thomas J. Crocker. In the future, the Company may be required to pay rent to such affiliate, at a rate not less favorable to the Company than that available from unaffiliated third parties. On October 1, 1994, Crocker and Sons, Inc. began allocating payroll costs to the Company in accordance with item (c) above, and will continue to allocate these costs on an ongoing basis.

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         The amounts earned by affiliated companies for the years ended December 31, 1994 and 1993 and amounts included in due to affiliates at December 31, 1994 and 1993 are summarized as follows:


                                       Earned during year ended      Due to affiliates at
                                             December 31,                December 31,
                                      -------------------------------------------------------
                                          1994          1993          1994         1993             Description
                                          ----          ----          ----         ----             -----------


         Crocker Realty
              Management
              Services, Inc.         $    345,610       36,374         50,608       15,467  Property management
                                          122,697       22,569         42,771       19,701  Construction management
                                          486,521        2,370        129,763         -     Leasing commissions

         Crocker & Sons, Inc.                 N/A          N/A           -         100,000  Purchase deposit
                                              N/A          N/A           -           5,100  Out-of-pocket expenses
                                                                                            Building and tenant
                                              N/A          N/A         44,020         -        improvements
                                           28,014         -              -            -     Interest and loan fees
                                           72,164         -            72,164         -     Payroll allocations
                                       ----------       ------       --------      -------

                                     $  1,055,006       61,313        339,326      140,268
                                        =========       ======        =======      =======

         As discussed in note 4, Crocker & Sons, Inc. provided $1,100,000 for deposits made towards the purchase of a rental property acquired on April 27, 1994. This loan was repaid after the acquisition, including interest and loan fees.

(6)      Employment Agreements

         On the effective date of the public offering, the Company entered into five-year employment agreements with Thomas J. Crocker, who serves as Chairman of the Board and Chief Executive Officer, and Richard S. Ackerman, who serves as President. Each of the officers are paid a base annual salary of $25,000 and are entitled to incentive compensation in an amount (not to exceed $150,000 for each in any fiscal year) equal to a percentage of the amount of total dividends distributed to stockholders during each fiscal year of the Company if such dividends equal at least 9% of stockholders' invested capital. Such percentage ranges between 3.5% and 9.5%, increasing gradually until the highest percentage is reached when annual dividends distributed are at least 14% of stockholders' invested capital. The amount of dividends to be distributed to stockholders will be determined by a majority of the disinterested directors (including a majority of the independent directors). Upon termination of Mr. Crocker's employment by the Company, the Company must cease to conduct business under or use the "Crocker" name, and any derivative thereof, and the logo associated with Mr. Crocker's affiliates.

         Upon consummation of the offering, the employment contracts also obligated the Company: (a) to grant each of two executive officers options to purchase 75,000 shares of the Common Stock, at an exercise price of $10.00 per share, pursuant to the Company's 1993 Stock Option Plan described further in note 7, and (b) to sell to each of two executive officers, at a purchase price of $.10 per Warrant, Warrants to purchase 20,000 shares of the Common

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements

         Stock at an exercise price of $10.00 per share exercisable during the four-year period commencing one year after the effective date of the offering. On January 28, 1993, the officers purchased the Warrants for an aggregate purchase price of $4,000. On February 24, 1993, the Company granted stock options to the executive officers as described further in note 7.

(7)      Stock Options

         In 1993, the Company established a key employee stock option plan reserving 250,000 shares of common stock for sale to key employees at an option price that shall not be less than fair market value at the time the option is granted. The options will expire not more than ten years from the date of the grant. Pursuant to employment contracts, on February 24, 1993, the Company granted an option to purchase up to 75,000 shares of the Common Stock to each of two executive officers and an option to purchase up to 10,000 shares of the Common Stock to the Treasurer. On November 19, 1993, the Board of Directors granted an option to purchase up to 45,000 shares of common stock to each of the two executive officers. All options are exercisable at $10.00 per share as follows: (i) for one-third of the shares covered thereby after the first anniversary of the date of grant; (ii) for an additional one-third of the shares covered thereby after the second anniversary, and (iii) for the balance after the third anniversary. On January 28, 1993, the Company also granted an option to purchase 100,000 shares of Common Stock at $16.50 per share to the Underwriter as described in note 2. As a result of the Company issuing Warrants to GECC as described in note 4, the Underwriter's option exercise price and the number of shares underlying the option have been adjusted in accordance with provisions of the option to $7.85 per share and 210,292 shares, respectively.

(8)      Condensed Pro Forma Financial Information

         On April 27, 1994, the Company purchased One Boca Place for $30,179,228 paid for with cash from proceeds from a mortgage note payable. On October 14, 1993, the Company purchased Crocker Square for $10,784,604 paid for with cash from proceeds of the offering and proceeds from a mortgage note payable. On June 28, 1993, the Company purchased Crocker Financial Plaza for $4,731,297 paid in cash from proceeds of the offering.

         The following unaudited pro forma summary presents the condensed results of operations as if the 1994 acquisition and 1993 acquisitions and initial public offering had occurred as of January 1, 1993, and does not purport to be indicative of what would have occurred had the

                         CROCKER REALTY INVESTORS, INC.

                          Notes to Financial Statements





         1994 acquisition and 1993 acquisitions and initial public offering actually occurred as of January 1, 1993, or of results which may occur in the future.

                                                                                          Year ended December 31,
                                                                                     ----------------------------------
                                                                                           1994            1993
                                                                                           ----            ----
                                                                                       (Unaudited)      (Unaudited)


       Revenues                                                                     $     8,670,000       7,240,000
                                                                                          =========       =========
         Net loss                                                                   $    (1,360,000)     (1,150,000)
                                                                                          =========       =========
         Net loss per common share                                                  $         (1.33)          (1.13)
                                                                                        ============    ============
         Weighted average number of common shares outstanding                             1,020,000       1,020,000
                                                                                          =========       =========


(9)      Proposed Merger

         On September 29, 1994, the Company and Southeast Realty Corp., a newly formed Maryland corporation, entered into an agreement (the "Merger Agreement") pursuant to which, among other transactions, the Company will be merged into a wholly-owned subsidiary of Southeast Realty Corp. (the "Merger"). Upon the effectiveness of the Merger, Southeast Realty Corp. will own 50 properties. Contemporaneously with the Merger, Crocker Realty Management Services, Inc. and Crocker & Sons, Inc., companies which are controlled by Thomas J. Crocker, will be merged with a subsidiary of Southeast Realty Corp. The Merger Agreement provided for a due diligence period which expired on October 30, 1994. The consummation of the Merger is subject to various conditions, including, among other conditions, the approval of a majority of the outstanding shares of the Company, the representations and warranties of the parties shall be accurate in all material respects, no governmental entity or Federal or State court shall have issued any injunction or other order which restrains or prohibits the consummation of the Merger, all authorizations, waivers and consents required to be obtained in order to consummate the Merger shall have been obtained, and the number of shareholders dissenting to the Merger shall not exceed a specified number. The Merger Agreement may be terminated at any time by the mutual written consent of the parties or upon the occurrence of certain events. If the Merger is not consummated, the parties will not have liability to each other unless such failure to consummate is a result of a willful misrepresentation or breach of warranty or covenant contained in the Merger Agreement. The amount of damages recoverable by the non-breaching party is limited.

         As of December 31, 1994, the Company has incurred costs related to the Merger of approximately $310,000, net of reimbursements received from an affiliate of the proposed merger entity of approximately $147,000. Upon consummation of the Merger Agreement, all deferred merger costs will be expensed. Under certain circumstances, if the Merger does not take place, the Company will be required to repay the $147,000 in the form of shares of the Company's common stock based upon the lesser of the stock's trading price on the date of termination or $8.00 per share.

         Upon consummation of the Merger Agreement, the employment agreements and stock options described in notes 6 and 7, respectively, will be terminated, and new employment agreements and stock option plans will be implemented by the new entity.

                          Independent Auditors' Report


The Stockholder
Crocker & Sons, Inc.:


We have audited the accompanying balance sheet of Crocker & Sons, Inc. as of December 31, 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crocker & Sons, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                  /s/ KPMG Peat Marwick LLP


Fort Lauderdale, Florida
February 23, 1995

                              CROCKER & SONS, INC.

                                  Balance Sheet

                                December 31, 1994



                                Assets

Current assets:
     Cash                                                                              $         8,271
     Management fees receivable (note 4)                                                       113,966
     Development fee receivable from affiliate of stockholder (note 4)
                                                                                                63,000
     Reimbursable costs (note 7)                                                                88,390
     Due from employees and stockholder                                                          3,195
     Due from affiliates of stockholder, net (note 4)                                           45,881
     Prepaid insurance                                                                          20,412
                                                                                              --------

                  Total current assets                                                         343,115

Property and equipment (note 3)                                                                428,795
Less accumulated depreciation                                                                 (352,718)

                                                                                                76,077

                  Total assets                                                         $       419,192
                                                                                               =======

                 Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                                      65,085
     Accrued payroll and payroll taxes                                                           2,733
     Other liabilities                                                                          14,486
                                                                                              --------

                  Total current liabilities                                                     82,304

Stockholders' equity (notes 6 and 7):
     Common stock, $1 par value.  Authorized, issued and outstanding
        7,500 shares                                                                             7,500
     Additional paid-in capital                                                                329,388

                  Total stockholders' equity                                                   336,888

                  Total liabilities and stockholders' equity                           $       419,192
                                                                                               =======


See accompanying notes to financial statements.

                              CROCKER & SONS, INC.

                             Statement of Operations

                      For the year ended December 31, 1994




Revenues (note 4):
     Management fees - buildings:
        Related parties                                                                $        695,214
        Unrelated party                                                                         217,774
     Management fees - development and construction:
        Related parties                                                                         315,651
     Other:
        Related parties                                                                         177,245
        Unrelated party                                                                          19,949

                  Total revenues                                                              1,425,833

Expenses:
     Payroll and related costs                                                                2,147,368
     General and administrative (note 4)                                                        309,941
     Depreciation                                                                                29,075
     Professional fees                                                                          103,745
     Communications                                                                              66,596
     Less:  Allocation of costs to affiliate related to management
        activities (note 4)                                                                     (72,164)
     Less:  Allocation of costs to affiliate related to leasing and
        building management activities (note 4)                                                (811,208)
                                                                                             ----------

                  Total expenses                                                              1,773,353

                  Operating loss                                                               (347,520)

Other income:
     Interest income                                                                             69,693
     Sales commission (note 4)                                                                1,157,437
     Miscellaneous income                                                                       215,243
                                                                                             ----------

                  Total other income                                                          1,442,373

                  Net income                                                           $      1,094,853
                                                                                              =========

Pro forma data (unaudited - see notes 2 and 5):
     Historical net income                                                                    1,094,853
     Provision for pro forma income taxes                                                       104,488

                  Pro forma net income                                                 $        990,365
                                                                                             ==========

Pro forma net income per common share                                                  $       465.62
                                                                                           ==========

Weighted average number of shares outstanding                                                     2,127
                                                                                           ============


See accompanying notes to financial statements.

                              CROCKER & SONS, INC.

                   Statement of Stockholders' Equity (Deficit)

                      For the year ended December 31, 1994




                                                                       Additional                           Total
                                            Common Stock                Paid-in        Accumulated      Stockholders'
                                     Shares             Amount          Capital          Deficit      Equity (Deficit)


Balance at December 31, 1993
                                        100            $   100            1,050,992       (1,065,375)          (14,283)

Issuance of stock to
   majority stockholder               4,994              4,994               (4,994)            -                 -

Proceeds from issuance of
   stock to officers
                                      2,406              2,406              255,594             -              258,000

Distribution to majority
   stockholder                          -                  -               (972,204)         (29,478)       (1,001,682)

Net income                              -                  -                   -           1,094,853         1,094,853
                                      -----              -----             --------        ---------         ---------

Balance at December 31, 1994
                                      7,500            $ 7,500              329,388             -              336,888
                                      =====              =====            =========         ========        ==========


See accompanying notes to financial statements.

                              CROCKER & SONS, INC.

                             Statement of Cash Flows

                      For the year ended December 31, 1994





Cash flow from operating activities:
     Net income                                                                        $      1,094,853
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                          29,075
           (Increase) decrease in operating assets:
               Management fees receivable                                                       (17,403)
               Development fee receivable                                                       (63,000)
               Reimbursable costs                                                               (88,390)
               Due from employees and stockholder                                                 9,400
               Prepaid insurance                                                                  9,677
               Utility deposits                                                                  81,250
           Increase (decrease) in operating liabilities:
               Accounts payable and accrued expenses                                             12,968
               Accrued payroll and payroll taxes                                                 (3,993)
               Other liabilities                                                                   (940)
                                                                                          -------------

                    Total adjustments                                                           (31,356)

                    Net cash provided by operating activities                                 1,063,497
                                                                                              ---------

Cash flows from investing activities:
     Purchase of property and equipment                                                         (40,482)

                    Net cash used in investing activities                                       (40,482)
                                                                                            -----------

Cash flows from financing activities:
     Due to/from affiliates of stockholder, net                                                (292,991)
     Proceeds from issuance of stock                                                            258,000
     Distribution to majority stockholder                                                    (1,001,682)
                                                                                              ---------

                    Net cash used in financing activities                                    (1,036,673)
                                                                                              ---------

Net decrease in cash                                                                            (13,658)

Cash at beginning of year                                                                        21,929

Cash at end of year                                                                    $          8,271
                                                                                           ============


See accompanying notes to financial statements.

                                CROCKER & SONS, INC.

                           Notes to Financial Statements

                                December 31, 1994



(1)	Business

Crocker & Sons, Inc. (the "Company") is a real estate management company that provides sales promotion, operations, administration, accounting and collection services. Prior to September 22, 1994, Thomas J. Crocker was the Company's sole stockholder. As of December 31, 1994, Mr.
Crocker is the majority stockholder (see note 6 below).

The Company was formed in 1989 when Thomas J. Crocker purchased the assets of WJC & Sons, Inc.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Management fee revenue is recognized when earned in accordance with the terms of each respective management agreement.

(b)	Property and Equipment

Property and equipment is stated at cost. Depreciation of property and equipment has been provided on the straight-line method based upon estimated useful lives as follows:


                Equipment                5 years
                Furniture and fixtures   5 years
                Automobiles              5 years


(c)	Income Taxes

The Company is a subchapter "S" corporation. As such, the stockholder is personally responsible for any income tax expense on the Company's taxable income. Accordingly, the statements do not include any provision for income taxes which are the responsibility of the stockholder.

(d)	Pro Forma Income Tax Provision

Under the terms of a proposed merger, the leasing operations of Crocker & Sons, Inc. will be transferred to an entity which is expected to be taxable as a C Corporation under the Internal Revenue Code. The remaining operations will be merged into a subsidiary of a proposed real estate investment trust, which is expected to qualify as such under the Internal Revenue Code and thus will not be subject to Federal income tax to the extent it distributes all of its taxable income to shareholders and meets certain other requirements.

The pro forma tax provision has been calculated as if the leasing operations of Crocker & Sons, Inc. are part of a separate wholly-owned entity which is subject to taxation as a C Corporation. Such presentation included the assumption that taxable net operating losses of the leasing operations would be carried forward to offset taxable income generated through December 31, 1994.

                           CROCKER & SONS, INC.

                       Notes to Financial Statements

The pro forma net income per share is based on the average number of common shares outstanding as shown in the Statement of Operations.

(3)	Property and Equipment

A summary of property and equipment as of December 31, 1994 is as follows:

Equipment                            $ 351,733
Furniture and fixtures                  70,241
Automobiles                              6,821
                                     ---------
                                     $ 428,795
                                     =========

(4)	Related Party and Significant Customer Transactions

Substantially all of the Company's management fee revenue is earned from properties owned by or affiliated with Thomas J. Crocker or his father, from the development, construction and management of a property known as Mizner Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by Teachers Insurance and Annuity, from the development and management of a property known as the Arbors Office Park, in which Thomas J. Crocker has a minority ownership interest and which is majority-owned by an affiliate of The State Teachers Retirement System of Ohio, and from the management of other properties owned by Teachers Insurance and Annuity.

Building management fees generally range from 1% to 5% of gross receipts collected by the property being managed. Development management fees are generally an agreed-upon amount with the property owner.
Construction management fees are generally 8% of the total job cost.

At the end of 1991, Crocker Realty Management Services, Inc. ("CRMSI"), an affiliate of the stockholder, was established to act as the leasing agent for properties managed by the Company. CRMSI has no employees and the Company allocates costs to CRMSI for the use of its personnel and services in connection with these leasing activities. The Company also allocates costs to CRMSI related to building management of buildings owned by Crocker Realty Investors, Inc. The allocation of costs is based on revenues earned by CRMSI.

The Company had transactions with related parties and significant building owners as follows:

                                                  Related Party
                                     -------------------------------------   Teachers
                                                 Mizner   Arbors             Insurance
                                     Affiliates   Park  Office Park  Total  and Annuity
                                     ---------- ------  -----------  -----  -----------
Year ended December 31, 1994:
 Building management fees            $ 260,251  312,030   122,933   695,214   217,774
 Development and construc-
  tion management fees                    -     226,382    89,269   315,651      -
 Other                                    5,645  28,195   143,405   177,245   19,949

As of December 31, 1994:
 Management fee receivable               74,803  36,624      -      111,427    2,539
 Development fee receivable               -      63,000      -       63,000      -
 Net due to/from affiliates
  of stockholder                         45,881    -         -       45,881      -


On February 17, 1994, the Company received a commission of $1,157,437 for the sale of two buildings owned by The State Teachers Retirement System of Ohio which were managed by the Company prior to the sale. Building, development and construction management fee revenue from these buildings for the year ended December 31, 1994 totaled approximately $34,000.

On May 16, 1994, the Company ceased managing several buildings owned by Teachers Insurance and Annuity containing a total of approximately 606,000 rentable square feet. Building, development and construction management fee revenue and allocation of costs related to leasing activities earned from these buildings for the year ended December 31, 1994, totaled approximately $321,000.

On March 9, 1994, the Company began managing a building containing approximately 315,000 rentable square feet, owned by an affiliate of the stockholder. On April 27, 1994, the Company began allocating costs to Crocker Realty Management Services, Inc., which began managing a building containing approximately 280,000 rentable square feet, which is owned by a company in which the stockholder is an officer. Building management fee revenue and allocation of costs related to leasing and building management activities from these buildings totaled approximately $427,000 for the year ended December 31, 1994.

Starting on October 1, 1994, the Company began allocating certain payroll costs to Crocker Realty Investors Inc. ("CRI") relating to services of certain personnel utilized by CRI directly involved in the organization and business of CRI, excluding executive officers of CRI.

                             CROCKER & SONS, INC.

                           Notes to Financial Statements


(5)	Pro Forma Income Taxes

The pro forma income tax expense attributable to earnings from the leasing operations, as described in note 2(d), for the year ended
December 31, 1994 differs from the amounts computed by applying the U.S. Federal tax rate of 34 percent to pro forma pretax earnings from the leasing operations as a result of the following:

Computed "expected" tax expense for the Company          $372,250

Effect of assumed 100% distribution of real estate
  investment trust taxable income, for the non-
  leasing operations of the Company, to its
  shareholders                                             (5,157)

State income taxes, net of Federal income tax benefit      39,193

Benefit of operating loss carry-forwards of the
  leasing operations                                     (301,798)
                                                        ----------
Pro forma income tax expense                            $ 104,488
                                                        ==========


The pro forma income tax calculated above was prepared in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(6)	Stockholders' Equity

On September 22, 1994, the Company issued 7,400 shares of stock. 4,994 of these shares were issued to Thomas J. Crocker with no corresponding contribution. Additional paid-in capital of $4,994 representing the par value of the common stock was transferred to the common stock account. The remaining 2,406 shares were issued to two officers of the Company in exchange for $258,000.

Prior to the issuance of the above-mentioned shares of stock, the Company paid a stockholder distribution to Thomas J. Crocker of $1,001,682 or approximately $10,017 per share.

(7)	Proposed Merger

On September 29, 1994, the Company and Southeast Realty Corp., a newly formed Maryland corporation ("Southeast Realty"), entered into an agreement (the "Merger Agreement") pursuant to which, among other transactions, the Company and Crocker Realty Management Services, Inc. ("CRMSI") will be merged into a wholly-owned subsidiary of Southeast Realty. Upon consummation of the Merger, the shareholders of the Company and CRMSI will receive, in the aggregate, 637,500 shares of Southeast Realty's common stock, representing approximately 4.5% of the outstanding shares of Southeast Realty's common stock. The consummation of the Merger is subject to various conditions including, the satisfaction or waiver of the conditions to consummation of a merger ("the CRI Merger") of Crocker Realty Investors, Inc. ("CRI") with and into a wholly-owned subsidiary of Southeast

                             CROCKER & SONS, INC.

                           Notes to Financial Statements


Realty, pursuant to a merger agreement between CRI and Southeast Realty. The CRI Merger requires the approval of the holders of a majority of the outstanding shares of Crocker Realty Investors, Inc. Upon consummation of the mergers, Southeast Realty will own interests in 50 office properties.

The Merger Agreement provides for Southeast Realty to reimburse the Company for all expenses and costs of the Company, in assuming the management and accounting of the 50 properties, which are incurred prior to the closing date of the merger. Subsequent to December 31, 1994, the Company was reimbursed $88,390 of such costs incurred during the year ended December 31, 1994. This amount has been reflected in these financial statements as reimbursable costs as of December 31, 1994.

                           HIGHWOODS PROPERTIES, INC.


            PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)



                                 MARCH 31, 1996
                                 (IN THOUSANDS)



                                                                         CROCKER         EAKIN & SMITH     PRO FORMA
                                                   HISTORICAL (A)    REALTY TRUST (B)     TRANSACTION     ADJUSTMENTS    PRO FORMA
ASSETS
  Real estate assets, net.......................      $602,276           $376,039           $91,911(c)     $ 155,299(g)  $1,225,525
  Cash and cash equivalents.....................         8,383             17,742                                            26,125
  Accounts and notes receivables................         7,861              1,557                                             9,418
  Accrued straight line rent receivable.........         3,807              3,461                                             7,268
  Other assets..................................        10,317             14,635                             (5,131)(h)     19,821
                                                      $632,644           $413,434           $91,911        $ 150,168     $1,288,157
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable...................      $196,718           $239,502           $63,680(d)       308,831(i)  $  808,731
  Accounts payable, accrued expenses and
    other.......................................         9,977             15,269                                            25,246
  Total liabilities.............................       206,695            254,771            63,680          308,831        833,977
  Minority interest.............................        73,440                               14,772(e)                       88,212
  Stockholders' equity:
    Common stock................................           194                270                 5(f)          (270)(j)        199
    Additional paid in capital..................       355,248            158,393            13,454(f)      (158,393)(j)    368,702
    Distributions in excess of net earnings.....        (2,933)                                                              (2,933)
  Total stockholders' equity....................       352,509            158,663            13,459         (158,663)       365,968
                                                      $632,644           $413,434           $91,911        $ 150,168     $1,288,157

                           HIGHWOODS PROPERTIES, INC.


        NOTES TO PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)



                                 MARCH 31, 1996


1. BASIS OF PRESENTATION


     The accompanying unaudited pro forma condensed combining balance sheet is presented as if the following transactions had been consummated on March 31, 1996: (a) the completion of the Eakin & Smith Transaction and (b) the completion of the proposed Crocker Realty Trust stock purchase and merger (the "Crocker Transaction").


     The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further refinement, including appraisals and other analyses. Management does not expect that the final allocation of the purchase prices for the above acquisitions will differ materially from the preliminary allocations.


     This unaudited pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K, the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q, and the financial statements and related notes of the acquired properties.



     The pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the aforementioned transactions actually occurred on March 31, 1996 nor does it purport to represent the future financial position of the Company.



2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET


     (a.) Represents the Company's historical balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (b.) Represents the historical balance sheet of Crocker Realty Trust as of March 31, 1996.

     (c.) Represents the initial purchase price of $91,610,000 for the seven in-service suburban office properties totaling 848,000 square feet, the 103,000 square foot suburban development project, 18 acres of development land and Eakin and Smith's brokerage and property management operations plus closing costs of approximately $300,000.

     (d.) Represents the assumption of $37,027,000 of mortgage indebtedness at an average rate of 8.0% and borrowings on the Company's Credit Facility of $26,653,000 to fund the cash component of the Eakin & Smith Transaction.

     (e.) Represents the issuance of 537,137 Units of Highwoods/Forsyth Limited Partnership valued at the April 1, 1996 closing price of the Company's Common Stock of $27.50 to the sellers in connection with the Eakin & Smith Transaction.

     (f.) Represents the issuance of 489,421 shares of Common Stock valued at the April 1, 1996 closing price of $27.50 to the sellers in connection with the Eakin & Smith Transaction.

     (g.) Represents the adjustment to record the real estate assets of Crocker Realty Trust at their fair values.

     (h.) Represents the elimination of the management contract and goodwill assets included in the Crocker Realty Trust historical balance sheet.

     (i.) Represents the funding of the cash purchase price for the outstanding common stock of Crocker Realty Trust (26,981,087 shares outstanding at $11.02 per share or $297,331,000) and the expenses of the Crocker Realty Trust Transaction ($11,500,000). The total cash requirement of $308,831,000 is assumed to be funded from the draws under the Company's credit and interim facility.


     (j.) Represents the elimination of the common stock and additional paid in capital amounts included in the Crocker Realty Trust historical balance sheet.

                           HIGHWOODS PROPERTIES, INC.


       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)



                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                CROCKER TRANSACTION
                                                        EAKIN & SMITH        CROCKER       PRE-ACQUISITION     PRO FORMA
                                       HISTORICAL(A)    TRANSACTION(B)    HISTORICAL(C)      RESULTS(D)       ADJUSTMENTS
REVENUE:
  Rental property...................      $23,385           $3,000           $16,970            $ 520           $   300(e)
  Other income......................          372              964               890               12              (563)(f)
                                           23,757            3,964            17,860              532              (263)
OPERATING EXPENSES:
  Rental property...................        6,154              957             6,310              179              (615)(g)
  Leasing, development and
    construction....................           --              452                --                                 --
  Depreciation and amortization.....        3,716              526             2,722              108              (317)(h)
  Interest expense:
    Contractual.....................        3,542              739             5,055              215             5,875(i)
    Amortization of deferred
       financing costs..............          409                                272                                 --
                                            3,951              739             5,327              215             5,875

  General and administrative........          934              153             1,870                             (1,673)(j)
  Income before minority interest...        9,002            1,137             1,631               30            (3,533)
  Minority interest.................       (1,571)                                                                  108(k)
  Net income........................      $ 7,431           $1,137           $ 1,631            $  30           $(3,425)
  Net income per share..............      $  0.38
  Weighted average shares...........       19,406

                                      PRO FORMA
REVENUE:
  Rental property...................   $44,175
  Other income......................     1,675
                                        45,850
OPERATING EXPENSES:
  Rental property...................    12,985
  Leasing, development and
    construction....................       452
  Depreciation and amortization.....     6,755
  Interest expense:
    Contractual.....................    15,426
    Amortization of deferred
       financing costs..............       681
                                        16,107
  General and administrative........     1,284
  Income before minority interest...     8,267
  Minority interest.................    (1,463)
  Net income........................   $ 6,804
  Net income per share..............   $  0.34
  Weighted average shares...........    19,897

                           HIGHWOODS PROPERTIES, INC.


   NOTES TO PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)



                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1996: (a) the completion of the Eakin & Smith Transaction and (b) the completion of the proposed Crocker Realty Trust stock purchase and merger (the "Crocker Transaction").


     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K, the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q, and the financial statements and related notes of the acquired properties.



     The pro forma condensed combining statement of operations does not reflect approximately $5,000,000 of non-recurring expenses which the Company expects to incur in connection with the Crocker Transaction.


     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

     (a.) Represents the Company's historical statement of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (b.) Reflects the historical statement of operations of Eakin & Smith for the quarter ended March 31, 1996.

     (c.) Represents the historical statement of operations of Crocker Realty Trust contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (d.) Reflects the historical operations of the Towermarc properties, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1996 prior to their acquisition by Crocker Realty Trust.

     (e.) Reflects incremental rental income from a lease agreement entered into in connection with the Crocker Transaction.

     (f.) Reflects the elimination of certain third-party leasing and property management income of Crocker Realty Trust not retained by the Company.


     (g.) Reflects the net adjustment to rental property expenses to eliminate the costs related to certain assets (primarily land held for development) which will be distributed to the current shareholders of Crocker Realty Trust ($200,000) and for certain other property operating costs which are expected to be eliminated upon the completion of the Crocker Transaction ($415,000).



     (h.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings, furniture fixtures and equipment, and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years for buildings and 7 years for furniture, fixtures and equipment as follows (in thousands):


Eakin & Smith Transaction............................................   $ (73)
Crocker Transaction..................................................    (244)
  Total..............................................................   $(317)

                           HIGHWOODS PROPERTIES, INC.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS -- Continued

     (i.) Represents the net adjustment to interest expense to reflect interest costs on borrowings under the Company's Credit Facility at an assumed rate of 7.0% and to allow for a full quarter of interest expense on the debt assumed in the Eakin & Smith and Crocker Transactions, is as follows (in thousands):


Eakin & Smith Transaction...........................................   $  468
Crocker Transaction.................................................    5,407
  Total.............................................................   $5,875

     (j.) Represents the net adjustment to general and administrative expense to reflect the estimated incremental costs to the Company of operating a Nashville division and to reflect the elimination of certain costs (primarily executive salaries, administrative costs, the expenses incurred to generate third-party revenue and the expenses to operate the public entitiy) of Crocker Realty Trust not expected to be incurred by the Company as follows (in thousands):

Eakin & Smith Transaction..........................................   $    47
Crocker Transaction................................................    (1,720)
  Total............................................................   $(1,673)


     (k.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.7%.

                           HIGHWOODS PROPERTIES, INC.


       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)



                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      COMBINED
                                      FORSYTH                                          COMPANY
                                     PROPERTIES                                      PRE-CROCKER
                                      RESEARCH                                           AND          EAKIN &        CROCKER
                                    COMMONS AND                                        EAKIN &         SMITH       TRANSACTION
                                       SECOND           OTHER           THIRD           SMITH       TRANSACTIONS     CROCKER
                   HISTORICAL (A)   OFFERING (B)   ACQUISITIONS (C)  OFFERING (D)     PRO FORMA         (E)       HISTORICAL (F)
REVENUE:
 Revenue:
 Rental
  property........    $ 71,217         $4,362          $ 12,658        $     --        $88,237        $  9,222       $ 42,489
 Other income.....       2,305             50                --              --          2,355           3,125          1,777
                        73,522          4,412            12,658              --         90,592          12,347         44,266
OPERATING
 EXPENSES:
 Rental
  property........      17,049            923             3,368             135         21,475           2,977         13,601
 Leasing,
  development and
  construction....          --             --                --              --             --             583             --
 Depreciation and
  amortization....      11,082            985             1,883              --         13,950           1,956          6,772
 Interest expense:
  Contractual.....      12,101            888             3,586          (1,598)        14,977           2,161         16,212
  Amortization of
   deferred
   financing
   costs..........       1,619             46                --              --          1,665              --            594
                        13,720            934             3,586          (1,598)        16,642           2,161         16,806
 General and
 administrative...       2,737             83                --              98          2,918             763          2,813
  Income before
   minority
   interest.......      28,934          1,487             3,821           1,365         35,607           3,907          4,274
 Minority
  interest........      (4,937)          (384)               --            (376)        (5,697)             --             --
  Income before
   extraordinary
   item...........    $ 23,997         $1,103          $  3,821        $    989        $29,910        $  3,907       $  4,274
  Income per share
   before
   extraordinary
   item...........    $   1.55
  Weighed average
   shares.........      15,487

                       PRE-
                    ACQUISITION   PRO FORMA        PRO
                    RESULTS (G)  ADJUSTMENTS      FORMA
REVENUE:
 Revenue:
 Rental
  property........    $23,985     $   1,200(h)  $ 165,133
 Other income.....      2,380        (2,628)(i)     7,009
                       26,365        (1,428)      172,142
OPERATING
 EXPENSES:
 Rental
  property........      9,619        (2,030)(j)    45,642
 Leasing,
  development and
  construction....         --            --           583
 Depreciation and
  amortization....      4,881          (972)(k)    26,587
 Interest expense:
  Contractual.....      5,689        24,282(l)     63,321
  Amortization of
   deferred
   financing
   costs..........         --            --         2,259
                        5,689        24,282        65,580
 General and
 administrative...      2,376        (4,652)(m)     4,218
  Income before
   minority
   interest.......      3,800       (18,056)       29,532
 Minority
  interest........         --           470(n)     (5,227)
  Income before
   extraordinary
   item...........    $ 3,800     $ (17,517)    $  24,305
  Income per share
   before
   extraordinary
   item...........                              $    1.22
  Weighed average
   shares.........                                 19,897

                           HIGHWOODS PROPERTIES, INC.


   NOTES TO PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)



                      FOR THE YEAR ENDED DECEMBER 31, 1995


1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1995:

          (a.) the acquisition of 57 properties, 76 acres of development land and the business operations of Forsyth Properties, Inc. and its affiliates (the "Forsyth Transaction"),

          (b.) the acquisition of six properties (the "Research Commons
               Properties") and 60 acres of development land located in the Research Commons office park (the "Research Commons Acquisition"),

          (c.) the issuance of 5,640,000 shares of Common Stock of the Company at a price of $20.75 per share issued in connection with the Forsyth Transaction (the "Second Offering"),


          (d.) the acquisition of 56 properties and six acres of development land (the "Bissell Portfolio") located in Greensboro, North Carolina and Charlotte, North Carolina, the acquisition of five properties (the "Hock Portfolio") located in Durham, North Carolina, the acquisition of six properties (the "Parkway Plaza Portfolio") located in Charlotte, North Carolina, the acquisition of two properties (the "Initial Innsbrook Portfolio") located in Richmond, Virginia, the acquisition of six properties (the "Ross-Kreckman Portfolio") located in Richmond, Virginia, the acquisition of two properties (the "DEQ Property") located in Richmond, Virginia and the acquisition of 62 acres of development land (the "DEQ Land") located in Richmond, Virginia (collectively, the "Other Acquisitions"),


          (e.) the issuance of 4,974,989 shares of Common Stock of the Company at a price of $24.50 per share (the "Third Offering"),


          (f.) the completion of the Eakin and Smith Transaction, and



        (g.) the completion of the proposed Crocker Realty Trust stock purchase and merger (the "Crocker Transaction").



     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K, the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q, and the financial statements and related notes of the acquired properties.



     The pro forma condensed combining statement of operations does not reflect approximately $5,000,000 of non-recurring expenses which the Company expects to incur in connection with the Crocker Transaction.


     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1995 nor does it purport to represent the future operating results of the Company.


2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS


     (a.) Represents the Company's historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

     (b.) Reflects the Second Offering and the historical operations of the Forsyth Properties and Research Commons Properties, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to their acquisition by the Company.

     (c.) Reflects the historical operations of the Other Acquisitions, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to their acquisition by the Company.

                           HIGHWOODS PROPERTIES, INC.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS -- Continued


     (d.) Reflects the reduction in interest expense associated with the repayment of certain debt and the addition of certain incremental rental property and general and administrative expenses as a result of the Bissell and Ross-Kreckman Portfolio acquisitions.


     (e.) Reflects the historical statement of operations of Eakin & Smith for the year ended December 31, 1995.

     (f.) Represents the historical statement of operations of Crocker Realty
          Trust contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

     (g.) Reflects the historical operations of CRI, CSI, CRMSI, the Sabal properties and the Towermarc properties, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to their acquisition by the Crocker Realty Trust.


     (h.) Reflects incremental rental income from a lease agreement entered into in connection with the Crocker Transaction.



     (i.) Reflects the elimination of certain third-party leasing and property management income of Crocker Realty Trust not retained by the Company.


     (j.) Reflects the net adjustment to rental property expenses to eliminate the costs related to certain assets (primarily land held for development) which will be distributed to current shareholders of Crocker Realty Trust ($800,000) and for certain other property operating costs which are expected to be eliminated upon the completion of the Crocker Transaction ($1,230,000).


     (k.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings, furniture, fixtures and equipment and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years for buildings and 7 years for furniture, fixtures and equipment as follows (in thousands):


Eakin & Smith Transaction........................................................   $(145)
Crocker Transaction..............................................................    (827)
  Total..........................................................................   $(972)


     (l.) Represents the net adjustment to interest expense to reflect interest costs on borrowings under the Company's Credit Facility and interim facility at an assumed rate of 7.0% and to allow for a full year of interest expense on the debt assumed at the Eakin & Smith and Crocker Transactions, is as follows (in thousands):


Eakin & Smith Transaction......................................................   $ 2,667
Crocker Transaction............................................................    21,615
  Total........................................................................   $24,282

     (m.) Represents the net adjustment to general and administrative expense to reflect the estimated incremental costs to the Company of operating a Nashville division and to reflect the elimination of certain costs (primarily executive salaries, administrative costs, the expenses incurred to generate third-party revenue and the expenses to operate the public entitiy) of Crocker Realty Trust not expected to be incurred by the Company as follows (in thousands):

Eakin & Smith Transaction......................................................   $    37
Crocker Transaction............................................................    (4,689)
  Total........................................................................   $(4,652)


     (n.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.7%.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HIGHWOODS PROPERTIES, INC.

                                   /s/ Carman J. Liuzzo
                                   Carman J. Liuzzo
                                   Vice President and Chief Financial Officer

Date: June 3, 1996


                                 EXHIBIT INDEX
Exhibit                                                               Sequential
   No.                            Description                          Page No.

 2.1(1) Stock Purchase Agreement among AP CRTI Holdings, L.P., AEW
        Partners, L.P., Thomas J. Crocker, Barbara F. Crocker, Richard
        S. Ackerman and Robert E. Onisko and Highwoods Properties, Inc. and Cedar Acquisition Corporation, dated as of April 29, 1996. (Incorporated by reference to Exhibit A of Schedule 13D of Highwoods Properties, Inc., dated April 29, 1996.)

 2.2(1) Agreement and Plan of Merger by and among Highwoods Properties,
        Inc., Crocker Realty Trust, Inc. and Cedar Acquisition
        Corporation, dated as of April 29, 1996. (Incorporated by reference to Exhibit B of Schedule 13D of Highwoods Properties, Inc., dated April 29, 1996.)

10.1(1) Amended and Restated Commitment Letter between NationsBank,
        N.A. and Highwoods/Forsyth Limited Partnership, dated as of May 7, 1996. (Incorporated by reference to Exhibit C of
        Schedule 13D of Highwoods Properties, Inc., dated
        April 29, 1996.)

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of Deloitte & Touche LLP

23.3    Consent of Price Waterhouse LLP

23.4    Consent of Coopers & Lybrand L.L.P.

23.5    Consent of Ernst & Young LLP

- - -------------------
(1) Previously filed.